Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-298949

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 15, 2026)

10,545,755 Common Shares

abrdn Global Infrastructure Income Fund

Issuable Upon Exercise of Transferable Rights to

Subscribe for Common Shares

abrdn Global Infrastructure Income Fund (the “Fund”) is a diversified closed-end management investment company.

The Fund is issuing transferable rights (“Rights”) to its common shareholders of record as of the close of business on September 21, 2026 (the “Record Date”) entitling the holders of these Rights to subscribe (the “Offer”) for up to an aggregate of 10,545,755 common shares of beneficial interest, par value $0.001 per share (the “Common Shares”). The holders of Common Shares (the “Common Shareholders”) of record on the Record Date (“Record Date Shareholders”) will receive one Right for each outstanding Common Share owned on the Record Date. The Rights entitle the holders to purchase one new Common Share for every three Rights held (1 for 3). Record Date Shareholders who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional Common Shares covered by any unexercised Rights. Any Record Date Shareholder that owns fewer than three Common Shares as of the close of business on the Record Date is entitled to subscribe for one full Common Share in the Offer. See “The Offer” for a complete discussion of the terms of the Offer.

The Offer will expire at 5:00 p.m., New York City time, on October 15, 2026, unless extended as described in this Prospectus Supplement (the “Expiration Date”). The subscription price per Common Share to be issued in the Offer (the “Subscription Price”) will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a Common Share on the New York Stock Exchange (“NYSE”) on the Expiration Date, as such date may be extended from time to time, and each of the four (4) immediately preceding trading days (the “Formula Price”). If, however, the Formula Price is less than 92.5% of the Fund’s net asset value (“NAV”) per Common Share at the close of trading on the NYSE on the Expiration Date, the Subscription Price will be 92.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on that day.

Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the primary subscription and, if eligible, any additional Common Shares subscribed for pursuant to the over-subscription privilege at the estimated Subscription Price of $19.47 per Common Share and, except in limited circumstances, will not be able to rescind their subscription. Investors who purchase Rights in the secondary market but who were not Record Date Shareholders may not participate in the over-subscription privilege.

The NAV of the Fund’s Common Shares at the close of business on September 16, 2026, was $21.23 and the last reported sale price of a Common Share on the NYSE on that date was $20.53, representing a discount to NAV of -3.30%.

Investing in the Fund’s Rights and/or Common Shares involves certain risks. See “Risks relating to the offer” on page S-19 of this Prospectus Supplement and “Risk Factors” on page 16 of the accompanying Prospectus.

In addition, you should consider the following:

●	Upon completion of the Offer, Common Shareholders who do not fully exercise their Rights will own a smaller proportional interest in the Fund than if they exercised their Rights, which will proportionately decrease the relative voting power of those Common Shareholders.
●	In addition, if the Subscription Price is less than the NAV as of the Expiration Date, the completion of the Offer will result in an immediate dilution of NAV for all Common Shareholders (i.e., will cause the NAV of the Fund to decrease) and may have the effect of reducing the market price of the Fund’s Common Shares. It is anticipated that the existing Common Shareholders will experience immediate dilution even if they fully exercise their Rights. Such dilution is not currently determinable because it is not known how many Common Shares will be subscribed for, what the NAV or market price of the Fund’s Common Shares will be on the Expiration Date or what the Subscription Price per Common Share will be. However, assuming full exercise of the Rights being offered at the estimated Subscription Price and assuming that the NAV per Common Share on the Expiration Date is $21.23 (the NAV per Common Share as of September 16, 2026), it is estimated that the per share dilution resulting from the Offer would be $0.62, or 2.93%. Any such dilution will disproportionately affect non-exercising Common Shareholders. If the Subscription Price is substantially less than the current NAV, this dilution could be substantial. The distribution to Common Shareholders of transferable Rights, which themselves have intrinsic value, will afford non-participating Record Date Shareholders the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. See “The Offer — Dilution and Effect of Non-Participation in the Offer” beginning on page S-8 of this Prospectus Supplement.
●	All costs of the Offer will be borne by the Fund, and indirectly by current Common Shareholders whether they exercise their Rights or not.
●	Except as described herein, Rights holders will have no right to rescind their subscriptions after receipt of their payment for Common Shares by the subscription agent for the Offer.
●	The Fund has declared a regular monthly distribution payable to Common Shareholders on September 30, 2026, with a record date of September 22, 2026, which will not be payable with respect to Common Shares issued pursuant to the Offer. The Fund also announced that it expects to declare a regular monthly distribution payable to Common Shareholders on or about October 30, 2026, with a record date on or about October 6, 2026, which will also not be payable with respect to Common Shares that are issued pursuant to the Offer after the record date for such distribution.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(5)
Estimated Subscription Price(1)	$19.47	$205,325,866
Estimated Sales Load(2)	$0.64	$6,771,461
Proceeds, before expenses, to the Fund(3)(4)	$18.83	$198,554,404

(1)	Estimated on the basis of 92.5% of the average of the last reported sales price per Common Share at the close of trading on the NYSE on September 16, 2026 and each of the four (4) preceding trading days. See “The Offer—Subscription Price.”
(2)	UBS Securities LLC, the dealer manager for the Offer (the “Dealer Manager”), will receive a fee from the Fund for its financial structuring and solicitation services equal to up to 3.50% of the first $150 million of the aggregate Subscription Price for Common Shares issued pursuant to the Offer (including pursuant to the over-subscription privilege) and 2.75% of the aggregate Subscription Price for Common Shares issued pursuant to the Offer (including pursuant to the over-subscription privilege) in excess of $150 million, which is estimated to be $6,771,461 in total and $0.64 per Common Share issued pursuant to the Offer (assuming the Rights are fully exercised at the estimated subscription price). The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Dealer Manager fee will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise their Rights. See “Distribution Arrangements” and “Compensation to Dealer Manager.”
(3)	Before deduction of expenses associated with the Offer incurred by the Fund, estimated at $934,715 (or $0.09 per Common Share, assuming the Rights are fully exercised at the estimated subscription price), including an aggregate of up to $175,000 to be paid to the Dealer Manager as partial reimbursement for its expenses and up to $10,000 of expenses paid by the Fund relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, and other expenses of issuance and distribution (including registration, filing and listing fees and legal and accounting fees and expenses), estimated to be $659,715. After deduction of such offering expenses, the per Common Share and total dollar amount of proceeds to the Fund pursuant to the Offer are estimated at $18.74 and $197,619,690, respectively. The expenses associated with the Offer are paid by the Fund and indirectly by the Common Shareholders, including those who do not exercise their Rights, and will immediately reduce the NAV of each outstanding Common Share.

(4)	Funds received by check or money order prior to the final due date of the Offer will be deposited into a segregated account pending proration and distribution of Common Shares. The Subscription Agent (as defined in this Prospectus Supplement) may receive investment earnings on the funds deposited into such account.
(5)	Assumes all Rights are exercised at the estimated Subscription Price. All of the Rights offered may not be exercised.

UBS Investment Bank

This Prospectus Supplement is dated September 21, 2026

Investment Objective. The Fund’s investment objective is to seek to provide a high level of total return with an emphasis on current income. There is no assurance that the Fund will achieve its investment objective.

Investment Strategies. The Fund seeks to achieve its investment objective by investing primarily in a portfolio of income-producing public and private infrastructure equity investments around the world. Under normal circumstances, at least 80% of the Fund’s net assets (plus the amount of any borrowings for investment purposes) will be invested in U.S. and non-U.S. infrastructure-related issuers.

Listing and Symbol. The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement will be, subject to notice of issuance, listed on the NYSE under the symbol “ASGI” As of September 16, 2026, the last reported sale price for the Fund’s Common Shares on the NYSE was $20.53 per Common Share, and the net asset value of the Fund’s Common Shares was $21.23 per Common Share, representing a discount to net asset value of -3.30%. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “ASGI RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be.

You should read this Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain them for future reference. A Statement of Additional Information, dated September 15, 2026 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. You may request free copies of the SAI, annual and semi-annual reports to shareholders and other information about the Fund, and make shareholder inquiries, by calling Investor Relations toll-free at 1-800-522-5465 or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (https://www.sec.gov). Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at https://www.aberdeenasgi.com. Information contained on the Fund’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

The Fund’s Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus Supplement, the accompanying Prospectus and the SAI contain (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Common Shares trade in the public markets and other factors discussed in this Prospectus Supplement, the accompanying Prospectus and the SAI, and in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in “Risks Relating to the Offer” in this Prospectus Supplement and the “Risk Factors” section of the accompanying Prospectus. All forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus or in the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and the Dealer Manager has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

Prospectus

v

INCORPORATION BY REFERENCE

This Prospectus Supplement and the accompanying Prospectus are part of a Registration Statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus Supplement and the accompanying Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, and any reports and other documents subsequently filed by the Fund with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to its effectiveness, are incorporated by reference into this Prospectus Supplement and the accompanying Prospectus and deemed to be part of this Prospectus Supplement and the accompanying Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated September 15, 2026, filed with the Prospectus (“SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2025, filed with the SEC on December 8, 2025 (“Annual Report”);

●	The Fund’s Semi-Annual Report on Form N-CSRS for the period ended March 31, 2026, filed with the SEC on June 8, 2026 (“Semi-Annual Report”); and

●	the Fund’s definitive proxy statement on Schedule 14A for the Fund’s 2026 annual meeting of shareholders, filed with the SEC on April 1, 2026 (“Proxy Statement”).

To obtain copies of these filings, see “Additional Information.”

PROSPECTUS SUPPLEMENT SUMMARY
This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the SAI, each dated September 15, 2026 (the “SAI”), especially the information set forth under the headings “Investment objective and policies” and “Risk Factors.”
The Fund	abrdn Global Infrastructure Income Fund (the “Fund” or “we”) is a diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

Use of Proceeds	The net proceeds of the Offer, assuming the full exercise of the Rights at the estimated Subscription Price, are estimated to be approximately $197,619,690, after deducting the sales load and expenses associated with the Offer. The Advisers (as defined below) anticipate that investment of the net proceeds of the Offer in accordance with the Fund’s investment objective and policies will take approximately thirty (30) days after completion of the Offer. The Fund intends to use the proceeds of the Offer to make investments consistent with its investment objective. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders. See “Use of Proceeds.”

Purpose of the Offer

The Board of Trustees of the Fund (the “Board”), based on the recommendations and presentations of the Advisers and others, has determined that it is in the best interests of the Fund and its Common Shareholders to conduct the Offer, thereby increasing the assets of the Fund available for investment.

The Advisers believe that a variety of factors indicate that there may continue to be a robust opportunity to invest in income-producing public and private infrastructure equity investments around the world. Using the proceeds of the Offer, the Fund will seek to capitalize on these developments and enhance the Fund’s returns by making investments in companies the Advisers believe offer attractive opportunities for yield enhancement and/or NAV appreciation potential. In making such investments, the Fund will seek to capitalize on market inefficiencies and to reallocate the portfolio of the Fund to opportunistically emphasize those investments and categories of investments believed to be best suited to the current investment and interest rate environment and market outlook.

The Advisers expect that the Offer will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek a high level of total return with an emphasis on current income. The Advisers have an inherent conflict of interest in recommending the Offer because the Fund pays fees to the Adviser, and the Adviser pays fees to the Subadviser (as defined below), based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Advisers). “Managed Assets” is defined as total assets of the Fund, including assets attributable to any form of leverage, minus liabilities (other than debt representing leverage and the aggregate liquidation preference of any preferred shares that may be outstanding).

The Offer seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price. The distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Record Date Shareholders of the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the Offer (or the investment of the proceeds of the Offer) will be successful. See “The Offer—Purpose of the Offer.”

Important Terms of the Offer

The Fund is issuing to Common Shareholders of record at the close of business on September 21, 2026, the Record Date, one transferable Right for each whole Common Share held. Rights holders are entitled to subscribe for one Common Share for every three Rights held (1 for 3). The Fund will not issue fractional Common Shares upon the exercise of Rights; accordingly, Rights may be exercised only in multiples of three, except that any Record Date Shareholder that owns fewer than three Common Shares as of the close of business on the Record Date is entitled to subscribe for one full Common Share in the Offer. Record Date Shareholders who hold two or more accounts may not combine their fractional interests across accounts. Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders, except as described under “The Offer—Foreign Common Shareholders.” We refer to a Rights holder’s right to acquire during the Subscription Period (as defined below) at the Subscription Price one additional Common Share for every three Rights held (or in the case of any Record Date Shareholder who owns fewer than three Common Shares as of the close of business on the Record Date, the right to acquire one Common Share), as the “Primary Subscription.”

Rights holders may exercise Rights at any time after issuance on September 21, 2026, and prior to 5:00 p.m., New York City time, on October 15, 2026, the Expiration Date, unless otherwise extended by the Fund (the “Subscription Period”). See “The Offer—Expiration of the Offer.” The Rights are transferable and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “ASGI RT” during the course of the Offer. See “The Offer—Transferability and Sale of Rights.”

Common Shares of the Fund, as a closed-end fund, can trade at a discount to NAV. Upon exercise of Rights, Common Shares are expected to be issued at a price below NAV per Common Share.

Record Date Shareholders who fully exercise the Rights issued to them pursuant to the Offer (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to an over-subscription privilege under which they may subscribe for additional Common Shares which were not subscribed for by other Rights holders at the Subscription Price. Any Common Shares made available pursuant to the over-subscription privilege are subject to allotment. See “The Offer—Over-Subscription Privilege.”

Important Dates to Remember

Record Date – September 21, 2026

Subscription Period* – September 21, 2026 through October 15, 2026

Final Date Rights Will Trade* – October 14, 2026

Expiration Date* – October 15, 2026

Deadline for Subscription Certificates and Payment for Common Shares*† – October 15, 2026

Deadline for Notice of Guaranteed Delivery and Payment for Common Shares*† – October 15, 2026

Deadline for Delivery of Subscription Certificates Pursuant to Notice of Guaranteed Delivery* – October 16, 2026

Confirmation Mailed to Exercising Rights Holders* – October 26, 2026

Final Payment for Common Shares Due** – November 9, 2026

Issuance Date* – October 22, 2026

* Unless the Offer is extended.

** Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price).

† A person exercising Rights must deliver either (i) a subscription certificate and payment for Common Shares, or (ii) a Notice of Guaranteed Delivery and payment for the Common Shares by the Expiration Date, unless the Offer is extended.

Subscription Price

The Subscription Price will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a Common Share on the NYSE on the Expiration Date, as such date may be extended from time to time, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 92.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 92.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on that day. Since the Subscription Price will be determined on the Expiration Date, Rights holders who decide to acquire Common Shares in the Primary Subscription or pursuant to the Over-Subscription Privilege (defined below) will not know the Subscription Price of those Common Shares when they make such decisions. The Fund will pay a sales load on the Subscription Price. See “The Offer—Subscription Price.”

Oversubscription Privilege

Record Date Shareholders who fully exercise all Rights initially issued to them (other than those Rights to acquire less than one Common Share, which cannot be exercised) are entitled to subscribe for additional Common Shares which were not subscribed for by other Rights holders at the same Subscription Price, subject to certain limitations and subject to allotment. This is known as the “over-subscription privilege” (the “Over-Subscription Privilege”). Investors who are not Record Date Shareholders, but who otherwise acquire Rights to purchase the Fund’s Common Shares pursuant to the Offer (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Fund’s Common Shares pursuant to the Over-Subscription Privilege. If sufficient Common Shares are available, all Record Date Shareholders’ over-subscription requests will be honored in full. If these requests for Common Shares exceed the Common Shares available, the available Common Shares will be allocated pro rata among Record Date Shareholders who over-subscribe based on the number of Common Shares they owned on the Record Date.

Any Common Shares issued pursuant to the Over-Subscription Privilege will be the Common Shares registered under the accompanying Prospectus.

Transferability and Sale of Rights

The Rights are transferable until the completion of the Subscription Period and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “ASGI RT” during the course of the Offer. We may, however, extend the expiration of the Offer at any time and for any reason prior to the completion of the Subscription Period.

The Fund does not have the right to withdraw the Rights or cancel the Offer after the Rights have been distributed. If the Fund terminates the Offer, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such Common Shareholders who had elected to exercise their Rights.

Trading in the Rights on the NYSE is expected to begin two Business Days prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the subscription certificates are mailed to Record Date Shareholders and thereafter will be conducted on a regular-way basis. The Common Shares are expected to begin trading ex-Rights one Business Day prior to the Record Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE. The Fund will use its best efforts to ensure that an adequate trading market for the Rights will exist, although there can be no assurance that a market for the Rights will develop.

The value of the Rights, if any, will be reflected by their market price on the NYSE. Rights may be sold by individual holders through their broker or financial adviser. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or financial adviser may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.

Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription, and any Record Date Shareholder who sells any Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will not be eligible to participate in the Over-Subscription Privilege, if any.

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial adviser or the financial press.

Banks, broker-dealers and trust companies that hold Common Shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any Over-Subscription Privilege.

Record Date Shareholders who do not wish to exercise any or all of their Rights may instruct the Subscription Agent to try to sell any Rights they do not intend to exercise themselves.

Subscription certificates evidencing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., New York City time, on October 8, 2026 (or, if the Subscription Period is extended, on or before 5:00 p.m., New York City time, five (5) Business Days prior to the extended Expiration Date). Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will ask the Dealer Manager if it will purchase the Rights. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then-current market price for the Rights. If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market. If the Rights can be sold by the Subscription Agent, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent during the Offer, less any applicable brokerage commissions, taxes and other expenses.

Alternatively, the Rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate, properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing the transferred Rights. See “The Offer—Transferability and Sale of Rights.”

Methods for Exercising Rights

Rights may be exercised by completing and signing the subscription certificate that accompanies this Prospectus Supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full for the Common Shares at the Subscription Price by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a Notice of Guaranteed Delivery along with payment of the shares prior to 5:00 p.m., New York City time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed subscription certificate pursuant to a Notice of Guaranteed Delivery by the close of business on the Business Day after the Expiration Date.

Foreign Common Shareholders

The Fund will not mail subscription certificates to Record Date Shareholders whose record addresses are outside the United States (for these purposes, the United States includes its territories and possessions and the District of Columbia). Subscription certificates will only be mailed to Record Date Shareholders whose addresses are within the United States (other than an APO or FPO address). Record Date Shareholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Subscription Agent in writing no later than five (5) Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Shareholder. The Offer will not be made in any jurisdiction where it would be unlawful to do so.

The Subscription Agent will hold the Rights to which those subscription certificates relate for such Common Shareholders’ accounts until instructions are received to exercise, sell or transfer the Rights, subject to applicable law. See “The Offer—Foreign Common Shareholders.”

U.S. Federal Income Tax Consequences	We urge you to consult your own tax adviser with respect to the particular tax consequences of the Offer. See “U.S. Federal Income Tax Consequences” for more information on the tax consequences of the Offer.

Distribution Arrangements

UBS Securities LLC will act as Dealer Manager for the Offer. Under the terms and subject to the conditions contained in a Dealer Manager Agreement among the Fund, the Advisers and the Dealer Manager (the “Dealer Manager Agreement”), the Dealer Manager will provide financial structuring services in connection with the Offer and will solicit the exercise of Rights and participation in the Over-Subscription Privilege (if any). The Offer is not contingent upon any number of Rights being exercised. The Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to up to 3.50% of the first $150 million of the aggregate Subscription Price for Common Shares issued pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege) and 2.75% of the aggregate Subscription Price for Common Shares issued pursuant to the exercise of Rights (including pursuant to the Over-Subscription Privilege) in excess of $150 million, a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow a part of its fees to other broker-dealers that have assisted in soliciting the exercise of Rights. The Fund has also agreed to pay the Dealer Manager up to $175,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Offer. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. The Fund and the Advisers have also agreed to indemnify the Dealer Manager against certain liabilities, including under the Securities Act of 1933, as amended (the “Securities Act”). The fees paid to the Dealer Manager will be borne by the Fund and indirectly by all of its Common Shareholders, including those who do not exercise the Rights. All of the costs of the Offer will be borne by the Fund and indirectly by the Fund’s Common Shareholders whether or not they exercise their Rights.

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale Common Shares it has acquired through purchasing and exercising the Rights (for delivery of Common Shares prior to the expiration of the Offer), at prices set by the Dealer Manager. Although the Dealer Manager may realize gains and losses in connection with purchases and sales of Common Shares, such offering of Common Shares is intended by the Dealer Manager to facilitate the Offer, and any such gains or losses are not expected to be material to the Dealer Manager. The Dealer Manager’s fee for its financial structuring and soliciting services is independent of any gains or losses that may be realized by the Dealer Manager through the purchase and exercise of the Rights and the sale of Common Shares. See “Distribution Arrangements—Compensation to Dealer Manager.”

Investment Advisers

abrdn Inc. (the “Adviser”) serves as the Fund’s investment adviser, and abrdn Investments Limited (the “Subadviser,” and together with the Adviser, the “Advisers”) serves as the Fund’s subadviser, with respect to all investments.

Benefits to the Advisers

The Advisers will benefit from the Offer because the management and investment advisory fees are based on the Fund’s Managed Assets. It is not possible to state precisely the amount of additional compensation the Advisers will receive as a result of the Offer because it is not known how many Common Shares will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. Assuming (i) all Rights are exercised, and (ii) the Subscription Price is $18.74 per Common Share (after giving effect to the Dealer Manager fee and other expenses related to the Offer), the Adviser would receive additional annualized advisory fees of $2,569,056 and the Subadviser would receive additional annualized sub-advisory fees from the Adviser of $1,669,886.

Listing and Symbol

The Fund’s currently outstanding Common Shares are, and the Common Shares offered by this Prospectus Supplement will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “ASGI.” As of September 16, 2026, the last reported sale price for the Fund’s Common Shares on the NYSE was $20.53 per Common Share, and the net asset value of the Fund’s Common Shares was $21.23 per Common Share, representing a discount to net asset value of -3.30%. The Rights will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “ASGI RT” during the course of the Offer. Trading in the Rights on the NYSE may be conducted until the close of trading on the NYSE on the last business day prior to the Expiration Date. There can be no assurance that a market for the Rights will develop or, if such a market develops, what the price of the Rights will be.

Risks	See “Risks Relating to the Offer” in this Prospectus Supplement and “Risk Factors” beginning on page 16 of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Common Shares.

Summary of Fund expenses

The purpose of the following table and the example below is to help you understand the fees and expenses that you, as an investor in the Fund through the exercise of Rights, would bear directly or indirectly. The table reflects the anticipated net proceeds of the Offer, assuming all of the Rights are exercised at the estimated Subscription Price. If less than all of the Rights are exercised and/or the Subscription Price is less than the estimated Subscription Price and as a result the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase.

Common Shareholder transaction expenses
Sales load (as a percentage of estimated Subscription Price)	3.30	%(1)
Offering expenses (as a percentage of estimated Subscription Price)	0.46	%(1)
Dividend reinvestment and optional cash purchase plan fees (per share for open-market purchases of Common Shares)(2)
Fee for Open Market Purchases of Common Shares	$0.02 (per share)
Fee for Optional Common Shares Purchases	$5.00 (max)
Sales of Common Shares Held in a Dividend Reinvestment Account	$0.12 (per share) and $25.00 (max)

Annual expenses (as a percentage of net assets attributable to
Common Shares)
Advisory fee(3)	1.33%
Other expenses(4)	0.39%
Acquired fund fees and expenses(5)	1.08%
Total annual expenses	2.80%

(1)        The Fund has agreed to pay the Dealer Manager for its financial structuring and solicitation services a fee (i.e., the sales load) equal to up to 3.50% of the first $150 million of the aggregate Subscription Price for the Common Shares issued pursuant to the Offer (including pursuant to the Over-Subscription Privilege) and 2.75% of the aggregate Subscription Price for Common Shares issued pursuant to the Offer (including pursuant to the Over-Subscription Privilege) in excess of $150 million. The Fund has also agreed to pay the Dealer Manager up to $175,000 as partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Offer. The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members (as defined below), Soliciting Dealers (as defined below) and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. In addition, the Fund has agreed to pay a fee to each of the Subscription Agent and the Information Agent estimated to be $55,000 and $12,500, respectively, plus reimbursement for their out-of-pocket expenses related to the Offer. Total offering expenses (not including the sales load) are estimated to be $934,715, which assumes that the Offer is fully subscribed. The fee paid to the Dealer Manager is reflected in the table under “Sales load” and the other fees and expenses described in this note are reflected in the table under “Offering expenses.” The sales load and the offering expenses will be borne by the Fund and indirectly by all of the Fund’s Common Shareholders, including those who do not exercise their Rights, and will result in a reduction of the NAV of the Common Shares. See “Distribution Arrangements.”

(2)        Shareholders who participate in the Fund’s Dividend Reinvestment and Optional Cash Purchase Plan (the “Plan”) may be subject to fees on certain transactions. The Plan Agent’s (as defined under “Dividend reinvestment and optional cash purchase plan” in the accompanying Prospectus) fees for the handling of the reinvestment of dividends will be paid by the Fund; however, participating shareholders will pay a $0.02 per share fee incurred in connection with open-market purchases in connection with the reinvestment of dividends, capital gains distributions and voluntary cash payments made by the participant, which will be deducted from the value of the dividend. For optional share purchases, shareholders will also be charged a $2.50 fee for automatic debits from a checking/savings account, a $5.00 one-time fee for online bank debit and/or $5.00 for check. Shareholders will be subject to $0.12 per share fee and either a $10.00 fee (for batch orders) or $25.00 fee (for market orders) for sales of shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Plan Agent is required to pay. For more details about the Plan, see “Dividend reinvestment and optional cash purchase plan” in the accompanying Prospectus.

(3)         The Adviser receives an investment advisory fee based on the Fund’s average daily Managed Assets, computed daily and payable monthly, at the following annual rate: (i) 1.35% of the Fund’s average daily Managed Assets up to $500 million; (ii) 1.30% of the Fund’s average daily Managed Assets between $500 million and $1 billion; and (iii) 1.25% of the Fund’s average daily Managed Assets in excess of $1 billion. “Managed Assets” is defined as total assets of the Fund, including assets attributable to any form of leverage, minus liabilities (other than debt representing leverage and the aggregate liquidation preference of any preferred shares that may be outstanding).

(4)          “Other expenses” are estimated for the Fund’s current fiscal year ending September 30, 2026. The Fund holds certain portfolio company investments through abrdn Global Infrastructure Income Fund BL, LLC (the “Subsidiary”). Such Subsidiary may be subject to U.S. federal and state corporate-level income taxes. The Fund recorded a deferred tax expense of $1,070,482 primarily associated with its subsidiary’s investments in partnerships for the six-months ended March 31, 2026 and $3,007,019 and $1,797,274 for the fiscal years ended September 30, 2025 and September 30, 2024, respectively. Deferred tax assets and liabilities are recorded for losses or income at the Subsidiary using statutory tax rates. A valuation allowance is provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

(5)          Acquired fund fees and expenses are indirect costs incurred by the Fund as a result of investment in one or more private equity investments and include certain expenses incurred in connection with investments in the State Street Institutional U.S. Government Money Market Fund. Acquired fund fees and expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

Example

The following example illustrates the expenses you would pay on a $1,000 investment in Common Shares assuming a 5% annual portfolio total return.*

1 Year	3 Years	5 Years	10 Years
$65	$121	$180	$339

* The example assumes the sales load and estimated offering costs from the expense table. The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. The example assumes that (i) all dividends and other distributions are reinvested at NAV and (ii) the percentage amounts listed under “Total annual expenses” above remain the same in the years shown. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund — Advisory Agreements” in the accompanying Prospectus.

CAPITALIZATION

The following table sets forth the capitalization of the Fund as of March 31, 2026, (i) on a historical basis and (ii) on an as adjusted basis assuming the issuance of 10,545,755 Common Shares pursuant to the full exercise of all Rights at the estimated Subscription Price and the payment by the Fund of the estimated offering expenses of $934,715 and Dealer Manager fee of $6,771,461.

	As of March 31, 2026
	Actual	As Adjusted
Common Shareholders’ Equity:
Common shares of beneficial interest, $0.001 par value per share; 100,000,000 shares authorized (The “Actual” column reflects the 31,628,846 shares outstanding as of March 31, 2026. The “As Adjusted” column assumes the issuance of 10,545,755 Common Shares pursuant to the Offer.)	$31,629	42,183
Paid-in capital	$581,718,201	779,327,337
Total distributable loss	$136,808,990	136,808,990
Net Assets	$718,558,820	916,178,510

USE OF PROCEEDS

The Fund estimates total net proceeds of the offering to be approximately $197,619,690, assuming the full exercise of the Rights at the estimated Subscription Price per Common Share of $19.47 and after deduction of the Dealer Manager Fee and estimated offering expenses payable by the Fund.

The Fund intends to invest the net proceeds of the offering in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within 30 days after the completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period.

THE OFFER

Purpose of the Offer

The Board, based on the recommendations and presentations of the Advisers and others, has determined that it is in best interests of the Fund and its Common Shareholders to conduct the Offer, thereby increasing the assets of the Fund available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Advisers’ opinion that the Offer would better enable the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek a high level of total return with an emphasis on current income by investing primarily in a portfolio of income-producing public and private infrastructure equity investments around the world. The Advisers currently expect to use the proceeds of the Offer to fund public and private infrastructure investments, with a particular focus on utilities, power infrastructure, energy transition assets and infrastructure opportunities supporting growing artificial intelligence (“AI”) and data center power demand.

In making its determination that the Offer would result in a net benefit to existing Common Shareholders of the Fund, the Board considered various factors at its meeting held on September 10, 2026. The factors considered by the Board included: (i) the size of the Offer, including number of Rights needed to purchase one Common Share and the size of the Offer in relation to the number of Common Shares outstanding; (ii) the structure of the Offer, including the possible negative effect of the Offer on the market price of Common Shares and the benefits and disadvantages of a transferable rights offering; (iii) the total costs and required filings in connection with the Offer; (iv) the Advisers’ opinion that raising additional capital could allow the Fund to capitalize on attractive investment opportunities without having to sell existing positions and that the new investments would be able to help sustain the Fund’s current distribution rate over the longer term; (v) the Offer, if it is well-subscribed, could increase liquidity, visibility and research coverage of the Fund and have the potential to broaden the Fund’s shareholder base; (vi) the increase in the Fund’s assets as a result of the Offer may lower the Fund’s expenses as a proportion of net assets because the Fund’s fixed costs would be spread over a larger asset base; (vii) the opportunity the Offer may represent for current Common Shareholders to buy Common Shares at a discount to market price and/or net asset value, and the utility of an oversubscription privilege for Common Shareholders who fully exercise their Rights; (viii) the potential extent of dilution, over various offering scenarios using the estimated expenses and assuming a transferable dealer-managed transaction, including dilution among (a) participating Common Shareholders, (b) existing non-participating Common Shareholders who cannot sell their Rights to fully offset dilution, and (c) holders of fractional Common Shares; (ix) the size of the Fund’s recent historical premium to NAV and the potential impact of the Offer on the market price and premium/discount to NAV; and (x) the possibility of an unsuccessful offer, should the Fund’s market price decline to below the subscription price of the Rights. There can be no assurance that by increasing the size of the Fund, the Fund’s expense ratio will be lowered beyond the amount and period of the Adviser’s contractual commitment. However, increasing the Fund’s assets results in a benefit to the Advisers because the advisory fee paid by the Fund to the Adviser, and the Adviser to the Subadviser, increases as the Fund’s net assets increase. The Advisers believe that the Fund’s portfolio is well positioned to benefit from long-term infrastructure demand drivers across transportation, utility, communications, energy and social infrastructure assets and that the Fund offers investors access through a single publicly traded vehicle to a portfolio combining listed infrastructure equities with private and direct infrastructure investments. The Advisers also believe that a variety of factors indicate that there may continue to be robust opportunities to invest in income-producing public and private infrastructure equity investments around the world, including opportunities associated with utilities, power infrastructure, energy transition assets and growing AI and data center power demand. Using the proceeds of the Offer, the Fund will seek to capitalize on these developments and enhance the Fund’s returns by making investments in companies the Advisers believe offer attractive opportunities for yield enhancement and/or NAV appreciation potential. In making such investments, the Fund will seek to capitalize on market inefficiencies and to reallocate the portfolio of the Fund to opportunistically emphasize those investments and categories of investments believed to be best suited to the current investment and interest rate environment and market outlook.

The Advisers expect that the Offer will provide an opportunity to increase the assets of the Fund available for investment, thereby better enabling the Fund to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Fund’s investment objective to seek a high level of total return with an emphasis on current income by investing primarily in a portfolio of income-producing public and private infrastructure equity investments around the world. The Advisers have an inherent conflict of interest in recommending the Offer because the Fund pays fees to the Adviser, and the Adviser pays fees to the Subadviser, based on a percentage of the Fund’s Managed Assets (the greater the Managed Assets of the Fund, the greater the compensation paid to the Advisers).

The Offer seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price, subject to a sales load. The distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non-participating Record Date Shareholders, the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the Offer. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

The Board, based on the recommendations and presentations of the Advisers and others, has determined to engage UBS Securities LLC, the Dealer Manager for the Offer, to provide the Fund with financial structuring and solicitation services relating to the Offer, including advice with respect to the structure, timing and terms of the Offer. In determining the structure of the Offer, the Board considered, among other things, the anticipated extent of dilution and estimated expenses of the Offer (including the fees to be paid to the Dealer Manager), the trading market described by the Dealer Manager, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the anticipated effect on the Fund and its existing Common Shareholders if the Offer is not fully subscribed and the experience of the Dealer Manager in conducting rights offerings.

Although the Fund has no present intention to do so, the Fund may, in the future and in its discretion, choose to make additional rights offerings from time to time for a number of Common Shares and on terms which may or may not be similar to the Offer. Any such future rights offering will be made in accordance with the 1940 Act, and will result in an immediate dilution of NAV for all Common Shareholders if the subscription price for such offering is less than the NAV.

Important Terms of the Offer

The Fund is issuing to Record Date Shareholders transferable Rights to subscribe for up to an aggregate of 10,545,755 Common Shares. Each Record Date Shareholder is being issued one transferable Right for each whole Common Share owned on the Record Date. Rights holders are entitled to acquire one Common Share at the Subscription Price for every three Rights held (1 for 3). Rights may be exercised at any time during the Subscription Period, which commences on September 21, 2026, the Record Date, and ends at 5:00 p.m., New York City time, on October 15, 2026, the Expiration Date, unless extended by the Fund.

The Fund has declared a regular monthly distribution payable to Common Shareholders on September 30, 2026, with a record date of September 22, 2026, which will not be payable with respect to Common Shares issued pursuant to the Offer. The Fund also announced that it expects to declare a regular monthly distribution payable to Common Shareholders on or about October 30, 2026, with a record date on or about October 6, 2026, which will also not be payable with respect to Common Shares that are issued pursuant to the Offer after the record date for such distribution.

The Rights are transferable and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “ASGI RT” during the course of the Offer. Trading in the Rights on the NYSE is expected to be conducted until the close of trading on the NYSE on the last Business Day prior to the Expiration Date. See “ —Transferability and Sale of Rights” below. The Fund’s outstanding Common Shares are, and the Common Shares issued pursuant to the exercise of the Rights will be, subject to notice of issuance, listed on the NYSE. The Fund’s Common Shares trade under the symbol “ASGI.” The Rights are evidenced by subscription certificates that will be mailed to Record Date Shareholders, except as described below under “ —Foreign Common Shareholders.”

The Fund will not issue fractional Common Shares upon the exercise of Rights; accordingly, Rights may be exercised only in multiples of three, except that any Record Date Shareholder that owns fewer than three Common Shares as of the close of business on the Record Date is entitled to subscribe for one full Common Share in the Offer. Record Date Shareholders who hold two or more accounts may not combine their fractional interests across accounts.

The Rights are transferable. Rights holders who are not Record Date Shareholders may purchase Common Shares in the Primary Subscription, but are not entitled to subscribe for Common Shares pursuant to the Over-Subscription Privilege. Record Date Shareholders and other Rights holders who purchase Common Shares in the Primary Subscription and Record Date Shareholders who purchase Common Shares pursuant to the Over-Subscription Privilege are hereinafter referred to as “Exercising Rights Holders.”

Common Shares not subscribed for during the Primary Subscription will be offered, by means of the Over-Subscription Privilege, to Record Date Shareholders who fully exercise the Rights issued to them pursuant to the Offer (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) and who wish to acquire more than the number of Common Shares they are entitled to purchase pursuant to the exercise of their Rights, subject to certain limitations and subject to allotment. Investors who are not Record Date Shareholders are not entitled to subscribe for any Common Shares pursuant to the Over-Subscription Privilege. See “ —Over-Subscription Privilege” below.

For purposes of determining the maximum number of Common Shares a Record Date Shareholder may acquire pursuant to the Offer, broker-dealers, trust companies, banks or others whose Common Shares are held of record by  Cede & Co. (“Cede”) or by any other depository or nominee will be deemed to be the holders of the Rights that are issued to Cede or the other depository or nominee on their behalf.

Rights may be exercised by completing and signing a subscription certificate and delivering it, together with payment at the estimated Subscription Price, to the Subscription Agent. A Rights holder will have no right to rescind a purchase after the Subscription Agent has received a completed subscription certificate together with payment for the Common Shares offered pursuant to the Offer, except as provided under “ —Notice of NAV Decline.” Rights holders who exercise their Rights will not know at the time of exercise the Subscription Price of the Common Shares being acquired and will be required initially to pay for both the Common Shares subscribed for during the Subscription Period and, if eligible, any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege at the estimated Subscription Price of $19.47 per Common Share. The Fund, not investors, will pay a sales load on the aggregate Subscription Price, which will ultimately be borne by all Common Shareholders, even those who do not exercise their Rights. For a discussion of the method by which Rights may be exercised and Common Shares paid for, see “The Offer—Methods for Exercising Rights,” “The Offer—Payment for Common Shares” and “Distribution Arrangements.”

There is no minimum number of Rights which must be exercised in order for the Offer to close. The Fund will bear the expenses of the Offer, which will be paid from the proceeds of the Offer. These expenses include, but are not limited to, the expenses of preparing and printing the prospectus for the Offer, the Dealer Manager fee, and the expenses of Fund counsel and the Fund’s independent registered public accounting firm in connection with the Offer.

The Fund has entered into the Dealer Manager Agreement, which allows the Dealer Manager to take actions to seek to facilitate the trading market for Rights and the placement of Common Shares pursuant to the exercise of Rights. Those actions are expected to involve the Dealer Manager purchasing and exercising Rights during the Subscription Period at prices determined at the time of such exercise, which are expected to vary from the Subscription Price. See “Distribution Arrangements” for additional information.

Important Dates to Remember

Record Date – September 21, 2026

Subscription Period* – September 21, 2026 through October 15, 2026

Final Date Rights Will Trade* – October 14, 2026

Expiration Date* – October 15, 2026

Deadline for Subscription Certificates and Payment for Common Shares*† – October 15, 2026

Deadline for Notice of Guaranteed Delivery and Payment for Common Shares*† – October 15, 2026

Deadline for Delivery of Subscription Certificates Pursuant to Notice of Guaranteed Delivery* – October 16, 2026

Confirmation Mailed to Exercising Rights Holders* – October 26, 2026

Final Payment for Common Shares Due** – November 9, 2026

Issuance Date* – October 22, 2026

* Unless the Offer is extended.

** Additional amount due (in the event the Subscription Price exceeds the estimated Subscription Price).

† A person exercising Rights must deliver either (i) a subscription certificate and payment for Common Shares, or (ii) a Notice of Guaranteed Delivery and payment for the Common Shares by 5:00 p.m. Eastern Time on the Expiration Date, unless the Offer is extended.

Subscription Price

The Subscription Price for the Common Shares to be issued pursuant to the Offer will be determined based upon a formula equal to 92.5% of the average of the last reported sales price of a Common Share on the NYSE on the Expiration Date, as such date may be extended from time to time, and each of the four (4) preceding trading days. If, however, the Formula Price is less than 92.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 92.5% of the Fund’s NAV per Common Share at the close of trading on the NYSE on that day. The Fund will pay a sales load on the Subscription Price. For example, assuming the Expiration Date were September 16, 2026, if the average of the last reported sale prices of a Common Share on the NYSE on the Expiration Date and the preceding four (4) trading days is $21.05 the Subscription Price would be $19.47 per Common Share (92.5% of $21.05). Since the Expiration Date will be October 15, 2026 (unless the Fund extends the Subscription Period), Rights holders will not know the Subscription Price at the time of exercise and will be required initially to pay for both the Common Shares subscribed for pursuant to the Primary Subscription and, if eligible, any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege at the estimated Subscription Price of $19.47 per Common Share. See “ —Payment for Common Shares” below. Rights holders who exercise their Rights will have no right to rescind a purchase after receipt of their completed subscription certificates (or Notice of Guaranteed Delivery) together with payment for Common Shares by the Subscription Agent. All of the costs of the Offer will be borne by the Fund and indirectly by the Fund’s Common Shareholders whether or not they exercise their Rights.

Over-Subscription Privilege

Common Shares not subscribed for by Rights holders (the “Excess Common Shares”) will be offered, by means of the Over-Subscription Privilege, to the Record Date Shareholders who have fully exercised the Rights issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) and who wish to acquire more than the number of Common Shares they are entitled to purchase pursuant to the Primary Subscription. Investors who are not Record Date Shareholders, but who otherwise acquire Rights to purchase the Fund’s Common Shares pursuant to the Offer (e.g., Rights acquired in the secondary market), are not entitled to subscribe for any of the Fund’s Common Shares pursuant to the Over-Subscription Privilege.

Eligible Record Date Shareholders may exercise the Over-Subscription Privilege in respect of exercised Rights by properly executing and delivering to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on the Expiration Date, a Nominee Holder over-subscription certificate or a substantially similar form satisfactory to the Subscription Agent, together with payment of the Subscription Price for the number of Common Shares for which the Over-Subscription Privilege is to be exercised.

Record Date Shareholders should indicate on the subscription certificate, which they submit with respect to the exercise of the Rights issued to them, how many Excess Common Shares they are willing to acquire pursuant to the Over-Subscription Privilege. If sufficient Excess Common Shares remain, all such Record Date Shareholders’ over-subscription requests will be honored in full. If requests from such Record Date Shareholders for Common Shares pursuant to the Over-Subscription Privilege exceed the Excess Common Shares available, the available Excess Common Shares will be allocated pro rata among Record Date Shareholders who oversubscribe based on the number of Common Shares they owned on the Record Date. The percentage of remaining Common Shares each over-subscribing Record Date Shareholder may acquire will be rounded down to result in delivery of whole Common Shares. The allocation process may involve a series of allocations to assure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.

Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised pursuant to the Primary Subscription and the number of Common Shares subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner’s Primary Subscription was exercised in full. Nominee Holder Over-Subscription Forms and Beneficial Owner Certification Forms will be distributed to banks, brokers, trustees and other nominee holders of Rights with the subscription certificates. Nominees should also notify holders purchasing Right in the secondary market that such Rights may not participate in the Over-Subscription Privilege.

The Fund will not offer or sell any Common Shares that are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

Transferability and Sale of Rights

The Rights are transferable until the completion of the Subscription Period and will be, subject to notice of issuance, admitted for trading on the NYSE under the symbol “ASGI RT” during the course of the Offer. We may, however, extend the expiration of the Offer at any time and for any reason prior to the completion of the Subscription Period.

The Fund does not have the right to withdraw the Rights or cancel the Offer after the Rights have been distributed. If the Fund terminates the Offer, the Fund will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such Common Shareholders who had elected to exercise their Rights.

Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the subscription certificates are mailed to Record Date Shareholders and thereafter will be conducted on a regular-way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The Common Shares are expected to begin trading ex-Rights on the Record Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE.

The value of the Rights, if any, will be reflected by their market price on the NYSE. Rights may be sold by individual holders through their broker or financial adviser. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or financial adviser may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.

Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription, and any Record Date Shareholder who sells any Rights (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will not be eligible to participate in the Over-Subscription Privilege, if any.

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial adviser or the financial press.

Banks, broker-dealers and trust companies that hold Common Shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any Over-Subscription Privilege.

Sales through the Subscription Agent. Record Date Shareholders who do not wish to exercise any or all of their Rights may instruct the Subscription Agent to try to sell any Rights they do not intend to exercise themselves.

Subscription certificates evidencing the Rights to be sold by the Subscription Agent must be received by the Subscription Agent on or before 5:00 p.m., New York City time, on October 8, 2026 (or, if the Subscription Period is extended, on or before 5:00 p.m., New York City time, five (5) Business Days prior to the extended Expiration Date).

Upon the timely receipt by the Subscription Agent of appropriate instructions to sell Rights, the Subscription Agent will attempt to sell such Rights, including by first offering such Rights to the Dealer Manager for purchase by the Dealer Manager. If the Dealer Manager purchases the Rights, the sales price paid by the Dealer Manager will be based upon the then current market price for the Rights on the NYSE. The Subscription Agent will offer Rights to the Dealer Manager before attempting to sell them on the NYSE, which may affect the market price for Rights on the NYSE and reduce the number of Rights available for purchase on the NYSE.

If the Dealer Manager declines to purchase the Rights of a Record Date Shareholder that have been duly submitted to the Subscription Agent for sale, the Subscription Agent will attempt to sell such Rights in the open market.

The proceeds from each of such sales of Rights by the Subscription Agent will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each selling Record Date Shareholder.

The Subscription Agent will also attempt to sell (either to the Dealer Manager or in open market transactions as described above) all Rights which remain unclaimed as a result of subscription certificates being returned by the postal authorities to the Subscription Agent as undeliverable as of the fifth (5th) Business Day prior to the Expiration Date. The Subscription Agent will hold the proceeds from those sales in an account segregated from the Subscription Agent’s own funds for the benefit of such non-claiming Record Date Shareholders until such proceeds are either claimed or revert to the state.

If the Rights can be sold by the Subscription Agent to the Dealer Manager and/or in the open-market, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent during the Offer, less any applicable brokerage commissions, taxes and other expenses, and the proceeds of such sales will be remitted by the Subscription Agent to the selling Record Date Shareholder(s) within five (5) Business Days following the Expiration Date.

There can be no assurance that the Subscription Agent will be able to sell any Rights, and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights. If a Record Date Shareholder does not utilize the services of the Subscription Agent and chooses to use another broker-dealer or other financial institution to sell Rights, then the other broker-dealer or financial institution may charge a fee to sell the Rights.

For a discussion of actions that may be taken by the Dealer Manager to seek to facilitate the trading market for Rights and the placement of Common Shares pursuant to the exercise of Rights, including the purchase of Rights and the sale during the Subscription Period by the Dealer Manager of Common Shares acquired through the exercise of Rights and the terms on which such sales will be made, see “Distribution Arrangements.”

The Dealer Manager may also act on behalf of its clients to purchase or sell Rights in the open market and may receive commissions from its clients for such services. Holders of Rights attempting to sell any unexercised Rights in the open market through a broker-dealer other than the Dealer Manager may be charged a different commission and should consider the commissions and fees charged by the broker-dealer prior to selling their Rights on the open market. The Dealer Manager is not expected to purchase Rights as principal for its own account in order to seek to facilitate the trading market for Rights or otherwise. See “Distribution Arrangements” for additional information.

Other Transfers.  The Rights evidenced by a subscription certificate may be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single subscription certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred Rights. In such event, a new subscription certificate evidencing the balance of the Rights, if any, will be issued to the Record Date Shareholder or, if the Record Date Shareholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as set forth upon the face of the subscription certificate in every particular, without alteration or enlargement, or any change. A signature guarantee must be provided by an eligible financial institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, subject to the standards and procedures adopted by the Fund.

Record Date Shareholders wishing to transfer all or a portion of their Rights should allow at least eight (8) Business Days prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by such new subscription certificate to be exercised or sold by each recipient thereof prior to the Expiration Date. The Fund, the Subscription Agent and the Dealer Manager shall not have any liability to a transferee or transferor of Rights if subscription certificates are not received in time for exercise or sale prior to the Expiration Date.

Except for the fees charged by the Subscription Agent and Dealer Manager (which will be paid by the Fund), the transferor of the Rights shall be responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of Rights. None of the Fund, the Subscription Agent or the Dealer Manager will pay such commissions, fees or expenses. Investors who wish to purchase, sell, exercise or transfer Rights through a broker, bank or other party should first inquire about any fees and expenses that the investor will incur in connection with the transaction.

The Fund anticipates that the Rights will be eligible for transfer through, and that the exercise of the Primary Subscription and Over-Subscription Privilege may be effected through, the facilities of the Depository Trust Company (“DTC”) or through the Subscription Agent. Record Date Shareholders who hold certificated shares of an acquired fund that was reorganized into the Fund, but who have not yet surrendered such certificates or completed the applicable exchange procedures, will be required to complete applicable exchange procedures before they are able to transfer or exercise Rights associated with their Common Shares.

Additional Information on the Transferability of Rights.  The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders‘ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional Rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

Methods for Exercising Rights

Rights may be exercised by completing and signing the subscription certificate that accompanies this Prospectus Supplement and mailing it in the envelope provided, or otherwise delivering the completed and signed subscription certificate to the Subscription Agent, together with payment in full for the Common Shares at the Subscription Price by the Expiration Date.

Rights may also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, (1) to deliver a Notice of Guaranteed Delivery along with payment of the shares prior to 5:00 p.m., New York City time, on the Expiration Date and (2) to guarantee delivery of a properly completed and executed subscription certificate pursuant to a Notice of Guaranteed Delivery by the close of business on the Business Day after the Expiration Date. A fee may be charged for this service. Completed subscription certificates and related payments must be received by the Subscription Agent prior to 5:00 p.m., New York City time, on or before the Expiration Date (unless delivery of subscription certificate is effected by means of a Notice of Guaranteed Delivery as set forth under “ —Payment for Common Shares” below) at the offices of the Subscription Agent at the address set forth above. Fractional Common Shares will not be issued upon the exercise of Rights.

All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the Subscription Price will be determined by the Fund, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. The Fund reserves the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of the Fund’s counsel, be unlawful.

See “Distribution Arrangements” for additional information regarding the purchase and exercise of Rights by the Dealer Manager.

Common Shareholders who are Record Owners. Exercising Rights Holders who are holders of record may choose either option set forth under “ —Payment for Common Shares” below. If time is of the essence, the Fund or the Advisers, in their sole discretion, may permit delivery of the subscription certificate and payment after the Expiration Date. Record Date Shareholders who hold certificated shares of an acquired fund that was reorganized into the Fund, but who have not yet surrendered such certificates or completed the applicable exchange procedures, will be required to complete applicable exchange procedures before they are able to transfer or exercise Rights associated with their Common Shares.

Record Date Shareholders whose Common Shares are Held by a Nominee. Record Date Shareholders whose Common Shares are held by a nominee, such as a bank, broker or trustee, must contact that nominee to exercise their Rights. In that case, the nominee will complete the subscription certificate on behalf of the Record Date Shareholder and arrange for proper payment by one of the methods set forth under “—Payment for Common Shares” below.

Nominees.  Nominees, such as brokers, trustees or depositories for securities, who hold Common Shares for the account of others, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the Subscription Agent with the proper payment as described under “—Payment for Common Shares” below.

Banks, brokers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any Over-Subscription Privilege may be exercised with respect to any particular beneficial owner who is a Record Date Shareholder, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the Over-Subscription Privilege by the beneficial owner, and that the beneficial owner exercised all Rights issued to it pursuant to the Offer.

Foreign Common Shareholders. Subscription certificates will not be mailed to Record Date Shareholders whose record addresses are outside the United States (for these purposes, the United States includes its territories and possessions and the District of Columbia) (the “Foreign Common Shareholders”). Subscription certificates will only be mailed to Record Date Shareholders whose addresses are within the United States (other than an APO or FPO address). Record Date Shareholders whose addresses are outside the United States or who have an APO or FPO address and who wish to subscribe to the Offer either in part or in full should contact the Subscription Agent in writing no later than five (5) Business Days prior to the Expiration Date. The Fund will determine whether the Offer may be made to any such Record Date Shareholder. The Offer will not be made in any jurisdiction where it would be unlawful to do so.

The Subscription Agent will hold the Rights to which those subscription certificates relate for such Common Shareholders’ accounts until instructions are received to exercise, sell or transfer the Rights, subject to applicable law. If no instructions are received by 5:00 p.m. New York City time, on October 7, 2026 (or, if the Subscription Period is extended, on or before six (6) Business Days prior to the extended Expiration Date), or the Fund has determined that the Offer may not be made to a particular Record Date Shareholder, such Common Shareholder will not be able to exercise, sell or transfer their rights.

The proceeds from each of such sales of Rights by the Subscription Agent will be remitted to the Subscription Agent, which will hold such proceeds in an account segregated from the Subscription Agent’s own funds pending distribution to each Foreign Common Shareholder. If the Rights can be sold by the Subscription Agent to the Dealer Manager and/or in the open-market, all of such sales will be deemed to have been effected at the weighted-average price of all Rights sold by the Subscription Agent during the Offer, less any applicable brokerage commissions, taxes and other expenses, and the proceeds of such sales will be remitted by the Subscription Agent to the Foreign Common Shareholder(s).

There can be no assurance that the Subscription Agent will be able to sell any Rights, and neither the Fund nor the Subscription Agent has guaranteed any minimum sales price for the Rights.

Subscription Agent

The Subscription Agent is Equiniti Trust Company, LLC. Under the terms and subject to the conditions contained in a Subscription Agent Agreement between the Fund and the Subscription Agent, the Subscription Agent in connection with the Offer will provide services related to the distribution of the subscription certificates and the issuance and exercise of Rights to subscribe as set forth therein. The Subscription Agent will receive for its administrative, processing, invoicing and other services a fee estimated to be approximately $55,000, plus reimbursement for all out-of-pocket expenses related to the Offer.

Completed subscription certificates must be sent together with proper payment of the Subscription Price for all Common Shares subscribed for in the Primary Subscription and the Over-Subscription Privilege (for eligible Record Date Shareholders) to the Subscription Agent by one of the methods described below. Alternatively, Notices of Guaranteed Delivery may be sent by email to Equiniti Trust Company, LLC to be received by the Subscription Agent prior to 5:00 p.m. New York City time, on the Expiration Date. The Fund will accept only properly completed and executed subscription certificates actually received at any of the addresses listed below, prior to 5:00 p.m., New York City time, on the Expiration Date or by the close of business on the Business Day after the Expiration Date following timely receipt of a Notice of Guaranteed Delivery. See “ —Payment for Common Shares” below.

Subscription Certificate Delivery Method	Address/Number

By Notice of Guaranteed Delivery	Contact your broker-dealer, trust company, bank, or other nominee to notify the Fund of your intent to exercise, sell or transfer the Rights. Send via email to: Domenick.Apisa@Equiniti.com

By First Class Mail Only (No Overnight /Express Mail)	Equiniti Trust Company, LLC 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120 Attn: Onbase – Reorganization Department

By Express Mail or Overnight Courier	Equiniti Trust Company, LLC 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120 Attn: Onbase – Reorganization Department

Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

Information Agent

The Information Agent is EQ Fund Solutions, LLC. Under the terms and subject to the conditions contained in an Information Agent Agreement between the Fund and the Information Agent, the Information Agent will provide communication, dissemination and other related services in connection with the Offer. The Information Agent will receive a fee estimated to be $12,500, plus reimbursement for its out-of-pocket expenses related to the Offer.

If you have questions or need further information about the Offer, please write the Information Agent at EQ Fund Solutions, LLC, 28 Liberty Street, 53rd Floor, New York, New York 10005 or call (800) 848-3374. Any questions or requests for assistance concerning the method of subscribing for Common Shares or additional copies of this Prospectus Supplement and the accompanying Prospectus or subscription certificates should be directed to the Information Agent. Common Shareholders may also contact their brokers or nominees for information with respect to the Offer.

Expiration of the Offer

The Offer will expire at 5:00 p.m., New York City time, on October 15, 2026, the Expiration Date, unless extended by the Fund.

Rights will expire without value on the Expiration Date (including any extension); they may not be exercised thereafter. Any extension of the Offer will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next Business Day following the previously scheduled Expiration Date. Without limiting the manner in which the Fund may choose to make such announcement, the Fund will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to the Dow Jones News Service or such other means of announcement as the Fund deems appropriate.

Payment for Common Shares

Exercising Rights Holders may choose between the following methods of payment:

(1)  An Exercising Rights Holder may send the subscription certificate together with payment by personal check for the Common Shares acquired in the Primary Subscription and any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege (for eligible Record Date Shareholders) to the Subscription Agent based on the estimated Subscription Price of $19.47 per Common Share (92.5% of $21.05, the average of the last reported sales price of a Common Share on the NYSE on September 16, 2026 and each of the four (4) preceding trading days). To be accepted, the payment by personal check, together with a properly completed and executed subscription certificate, must be received by the Subscription Agent at one of the Subscription Agent’s offices set forth above, prior to 5:00 p.m., New York City time, on the Expiration Date.

(2)  An Exercising Rights Holder may have a bank, trust company or NYSE member deliver a Notice of Guaranteed Delivery to the Subscription Agent by email or mail, along with payment of the full estimated Subscription Price for the Common Shares subscribed for in the Primary Subscription and any additional Common Shares subscribed for pursuant to the Over-Subscription Privilege (for eligible Record Date Shareholders) by 5:00 p.m., New York City time, on the Expiration Date guaranteeing delivery of  a properly completed and executed subscription certificate. The Subscription Agent will not honor a Notice of Guaranteed Delivery unless a properly completed and executed subscription certificate is received by the Subscription Agent by the close of business on October 16, or, if the Offer is extended, on the Business Day after the Expiration Date.

The method of delivery of subscription certificates and payment of the Subscription Price to the Fund will be at the election and risk of the Exercising Rights Holders, but if sent by mail, it is recommended that such Certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five Business Days to clear, you are strongly urged to send your payment as soon as possible.

Within five (5) Business Days following the Expiration Date (the “Confirmation Date”), the Subscription Agent will direct the Transfer Agent to send to each Exercising Rights Holder (or, if Common Shares are held by Cede or any other depository or nominee, to Cede or such other depository or nominee) a confirmation showing (i) the number of Common Shares purchased pursuant to the Primary Subscription; (ii) the number of Common Shares, if any, acquired pursuant to the Over-Subscription Privilege (for eligible Record Date Shareholders); (iii) the per Common Share and total purchase price for the Common Shares; and (iv) any additional amount payable to the Fund by the Exercising Rights Holder or any excess to be refunded by the Fund to the Exercising Rights Holder, in each case based on the Subscription Price as determined on the Expiration Date. If any Exercising Rights Holder, if eligible, exercises his right to acquire Common Shares pursuant to the Over-Subscription Privilege, any excess payment which would otherwise be refunded to him will be applied by the Fund toward payment for Common Shares acquired pursuant to the exercise of the Over-Subscription Privilege. Any additional payment required from an Exercising Rights Holder must be received by the Subscription Agent within 10 (ten) Business Days after the Confirmation Date. All payments by Rights holders must be in United States dollars by personal check drawn on a bank located in the United States of America and payable to “Equiniti Trust Company, LLC.” Any excess payment to be refunded by the Fund to an Exercising Rights Holder will be mailed by the Subscription Agent to the Rights Holder as promptly as practicable.

Whichever of the two methods described above is used, issuance of the Common Shares purchased is subject to collection of checks and actual receipt of payment. The Subscription Agent will deposit all checks it receives prior to the final due date of this Offer into a segregated account pending proration and distribution of the Common Shares. The Subscription Agent may receive investment earnings on the funds deposited into such account. If an Exercising Rights Holder who subscribes for Common Shares pursuant to the Primary Subscription or Over-Subscription Privilege (for eligible Record Date Shareholders) does not make payment of any amounts due by the Expiration Date or within ten (10) Business Days after the Confirmation Date with respect to any additional payment required, the Subscription Agent reserves the right to take any or all of the following actions: (i) sell subscribed and unpaid-for Common Shares to other eligible Record Date Shareholders; (ii) apply any payment actually received by it from the Exercising Rights Holder toward the purchase of the greatest whole number of Common Shares which could be acquired by such Exercising Rights Holder upon exercise of the Primary Subscription and/or the Over-Subscription Privilege; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed for Common Shares.

All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Fund, whose determinations will be final and binding. The Fund or the Adviser, each in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Fund or the Adviser determines in its sole discretion. The Subscription Agent and the Fund will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.

Exercising Rights Holders will have no right to rescind their subscription after receipt of their payment for Common Shares by the Subscription Agent.

Delivery of Shares

Participants in the Fund’s dividend reinvestment and optional cash repurchase plan (the “Plan”) will have any Common Shares acquired pursuant to the Offer credited to their Common Shareholder dividend reinvestment accounts in the Plan. Common Shareholders whose Common Shares are held of record by a depository or nominee on their behalf or their broker-dealers’ behalf will have any Common Shares acquired during the Subscription Period credited to the account of such depository or nominee. No certificates will be issued or delivered with respect to Common Shares issued and sold in the Offer.

Certain Employee Benefit Plan Considerations

Holders of Rights that are employee benefit plans subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), such as employee plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh Plans and Individual Retirement Accounts (“IRA”) and other plans and arrangements subject to Section 4975 of the Code (each a “Benefit Plan” and collectively, “Benefit Plans”), should be aware that the use of additional contributions of cash outside of the Benefit Plan to exercise Rights may be treated as additional contributions to the Benefit Plan. When taken together with contributions previously made, such deemed additional contributions may be in excess of tax limitations and subject the Rights holder to excise taxes for excess or nondeductible contributions. In the case of Benefit Plans qualified under Section 401(a) of the Code, additional contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Benefit Plans contemplating making additional contributions to exercise Rights should consult with their legal and tax counsel prior to making such contributions. Benefit Plans and other tax-exempt entities should also be aware that if they borrow to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income (“UBTI”) under Section 511 of the Code. If any portion of an IRA is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor.

Benefit Plans subject to ERISA are subject to certain requirements on the Benefit Plan and on those persons who are fiduciaries with respect to the Benefit Plans. Such requirements may include, among other things, prudence and diversification, and conflicts of interest requirements and require that investments be made in accordance with the documents governing the Benefit Plan. Any decision by a fiduciary of a Benefit Plan whether to acquire, exercise or transfer Rights should be considered in light of such fiduciary requirements.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, and also prohibit “self-dealing” transactions, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax-exempt status), and penalties and liabilities may apply to fiduciaries in connection with such transaction, and the transaction may need to be reversed. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may potentially apply to an otherwise prohibited acquisition, exercise or transfer of the Rights, and the holding or disposition of the Common Shares obtained pursuant to an exercise of Rights. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, PTCE 84-24 governing purchases of shares in investment companies and PTCE 75-1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that any of the above described exemptions or any other exemption would apply, or that all of the conditions of any such exemptions or any other exemption will be satisfied, in connection with any prohibited transaction arising from a Benefit Plan’s acquisition, exercise or transfer of Rights, or its investment or disposition of the Common Shares.

Governmental plans, certain church plans and non-U.S. plans may not be subject to the fiduciary and prohibited transaction provisions of ERISA or the Code but may be subject to similar laws ("Similar Laws"). Fiduciaries of any such plans should consult with counsel before any acquisition, exercise or transfer of Rights.

By its exercise or other disposition of the Rights, and any acquisition of Common Shares pursuant to a Right, each Benefit Plan will be deemed to have represented and warranted that (i) neither the exercise or other disposition of Rights, nor the investment in Common Shares pursuant to such exercise, will result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or any Similar Law and (ii) neither the Advisers, the Dealer Manager, the Fund or any of their respective affiliates is or will be a fiduciary of the Benefit Plan with respect to the Benefit Plan’s exercise of the Rights or its investment in Common Shares pursuant to such exercise, for purposes of ERISA and Section 4975 of the Code, or any applicable Similar Law.

Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans and plans subject to Similar Law, should consult with their legal and tax counsel regarding the consequences of their decisions with regard to transactions involving Rights and Common Shares acquired in connection with Rights, under ERISA, the Code and other Similar Laws. Each holder and transferee of the Rights has the exclusive responsibility for ensuring that its disposition of the Rights does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The provision of this Prospectus Supplement and the accompanying Prospectus and the provision of any Rights to, or the transfer of Common Shares to a Benefit Plan pursuant to the exercise of Rights by, a Benefit Plan or plan subject to Similar Law is in no respect a representation or recommendation by the Fund, the Advisers, the Dealer Manager or of their respective affiliates, representatives or agents that such an investment is appropriate or advisable for, or meets all relevant legal requirements with respect to investments by, Benefit Plans or plans subject to Similar Laws generally or by any particular Benefit Plan or plan subject to Similar Law.

Benefits to the Advisers

The Advisers will benefit from the Offer because the management and investment advisory fees are based on the Fund’s Managed Assets. It is not possible to state precisely the amount of additional compensation the Advisers will receive as a result of the Offer because it is not known how many Common Shares will be subscribed for and because the proceeds of the Offer will be invested in additional portfolio securities, which will fluctuate in value. However, assuming (i) all Rights are exercised and (ii) the Subscription Price is $18.74 per Common Share (after giving effect to the Dealer Manager fee and other expenses related to the Offer), the Advisers would receive additional annualized advisory fees of $2,569,056 and the Subadviser would receive additional annualized sub-advisory fees from the Adviser of $1,669,886. One of the Fund’s trustees who voted to authorize the Offer is an interested person (as defined in Section 2(a)(19) of the 1940 Act) of the Advisers. The other trustees who approved the Offer are not interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Advisers.

Dilution and Effect of Non-Participation in the Offer

Upon the completion of the Offer, Record Date Shareholders who do not exercise their Rights fully will own a smaller proportional interest in the Fund than they owned prior to the Offer because there will be more Common Shares issued and outstanding if Rights are exercised. The percentage increase in Common Shares outstanding that will occur if all the Rights are exercised is 33 1/3%. The completion of the Offer will result in immediate voting dilution for such Common Shareholders. Further, both the sales load and the expenses associated with the Offer paid by the Fund will immediately reduce the NAV of each outstanding Common Share.

In addition, if the Subscription Price is less than the NAV of the Fund’s Common Shares as of the Expiration Date, the Offer will result in an immediate dilution of NAV for all Common Shareholders. It is anticipated that the existing Common Shareholders will experience immediate dilution even if they fully exercise their Rights. Such dilution is not currently determinable because it is not known how many Common Shares will be subscribed for, what the NAV or market price of the Fund’s Common Shares will be on the Expiration Date or what the Subscription Price will be. Any such NAV dilution will disproportionately affect non-exercising Common Shareholders. If the Subscription Price is substantially less than the current NAV, this dilution could be substantial. For example, assuming that the NAV per Common Share on the Expiration Date is $21.23 (the NAV per Common Share as of September 16, 2026) and all of the Common Shares are sold at the estimated Subscription Price and after deducting all expenses related to the issuance of the Common Shares, the per share NAV would be reduced by approximately $0.62 or 2.93%. Record Date Shareholders will experience a decrease in the NAV of Common Shares held by them, irrespective of whether they exercise all or any portion of their Rights. The distribution of transferable Rights, which themselves have value, will afford non-participating Common Shareholders the potential of receiving a cash payment upon the sale of Rights, receipt of which may be viewed as partial compensation for the economic dilution of their interests, although there can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.

Example of Dilution to NAV Resulting from the Offer

(a)	NAV per Common Share (as of September 16, 2026)	$21.23
(b)	Total net assets (as of September 16, 2026)	$671,720,130
(c)	Estimated reduction in current NAV per Common Share resulting from the Offer (“per share dilution”)(1)(2)	$0.62
(d)	Estimated percentage reduction in current NAV per Common Share resulting from the Offer(1)(3)	2.93%

(1)	Assumes full exercise of the Rights being offered, that the NAV per Common Share on the Expiration Date is $21.23 (the NAV per Common Share on September 16, 2026), and that all of the Common Shares are sold at the estimated Subscription Price of $19.47 and deducts the dealer manager fee and all expenses related to the issuance of the Common Shares in the Offer. The Fund pays offering expenses, which are ultimately thus borne by all Common Shareholders whether or not they exercise their Rights.
(2)	Item (c) was calculated by subtracting (A) the Fund’s estimated NAV per Common Share immediately following the completion of the Offer from (B) the Fund’s NAV per Common Share (as of September 16, 2026). The Fund’s estimated NAV per Common Share immediately following the completion of the Offer was estimated (using the assumptions described in note (1) above) by dividing (X) the estimated NAV of the Fund immediately following the Offer by (Y) the estimated total number of Common Shares outstanding immediately following the completion of the Offer.
(3)	Item (d) was calculated by dividing Item (c) by Item (a).

There can be no assurance that the dilution will be limited to the amounts shown in the table above. The final amounts of such dilution may be greater than those estimated due to many factors, including the Fund’s market price and NAV at the time of completion of the Offer and the level of participation in the Offer.

The number of Common Shares outstanding as of September 16, 2026, was 31,637,267.427. The number of Common Shares adjusted to give effect to the Offer, assuming that all Rights are exercised and the applicable Common Shares issued, would be 10,545,755. The percentage increase in Common Shares outstanding that will occur if all the Rights are exercised is 33 1/3%.

All of the costs of the Offer will be borne by the Fund’s Common Shareholders whether or not they exercise their Rights.

RISKS RELATING TO THE OFFER

Dilution risk

As a result of this Offer, it is anticipated that even if you fully exercise your Rights, you should expect to incur immediate economic dilution and, if you do not exercise all of your Rights, you will incur voting dilution. Further, both the sales load and the expenses associated with the Offer paid by the Fund will immediately reduce the NAV of each outstanding Common Share. To the extent that the number of Common Shares outstanding after the Offer will have increased proportionately more than the increase in the size of the Fund’s net assets, you will, at the completion of the Offer, experience immediate dilution of NAV. The percentage increase in Common Shares outstanding that will occur if all the Rights are exercised is 33 1/3%.

In addition, if the Subscription Price for the Offer is less than the Fund’s NAV of the Common Shares as of the Expiration Date, you would experience additional immediate dilution of NAV as a result of the Offer. If the Subscription Price is substantially less than the current NAV at the expiration of the Offer, such dilution could be substantial. It is anticipated that the existing Common Shareholders will experience immediate dilution even if they fully exercise their Rights. In addition, whether or not you exercise your Rights, you will experience a dilution of NAV of the Common Shares because you will indirectly bear the expenses of this Offer, which include, among other items, SEC registration fees, printing expenses and the fees assessed by service providers (including the cost of the Fund’s counsel and independent registered public accounting firm). This dilution of NAV will disproportionately affect Common Shareholders who do not exercise their Rights. We cannot state precisely the amount of any decrease because we do not know at this time how many Common Shares will be subscribed for or what the NAV or market price of the Fund’s Common Shares will be on the Expiration Date or what the Subscription Price will be. For example, based on the Fund’s NAV and market price on September 16, 2026, the Subscription Price would be less than NAV and there would be dilution. Assuming full exercise of the Rights being offered and that the NAV per Common Share on the Expiration Date is $21.23 (the NAV per Common Share as of September 16, 2026), it is estimated that the per share dilution resulting from the Offer, as of September 16, 2026 would be $0.62.

In addition to the economic dilution described above, if you do not exercise all of your Rights, you will incur voting dilution as a result of this Offer. This voting dilution will occur because you will own a smaller proportionate interest in the Fund after the Offer than you owned prior to the Offer.

The fact that the Rights are transferable may reduce the effects of dilution as a result of the Offer. Rights holders can transfer or sell their Rights. The cash received from the sale of Rights may be viewed as partial compensation for any possible dilution. There can be no assurances, however, that a market for the Rights will develop or that the Rights will have any value in that market.

Risks of investing in Rights

Shares of closed-end funds such as the Fund frequently trade at a discount to NAV. Since inception, the Fund’s Common Shares have frequently traded at a discount in relation to NAV. See “Description of Capital Structure—Common Shares.” If the Formula Price is less than 92.5% of NAV on the Expiration Date, then the Subscription Price will likely be greater than the market price of a Common Share on that date. In addition, the Formula Price, even if above 92.5% of NAV, may still be above the market price of a Common Share on the Expiration Date. If either event occurs, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.

Increase in Share Price Volatility; Decrease in Share Price. The Offer may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Offer may result in an increase in the number of Common Shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.

Under-Subscription. It is possible that the Offer will not be fully subscribed. Under-subscription of the Offer would have an impact on the net proceeds of the Offer and whether the Fund achieves any benefits.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain U.S. federal income tax consequences of the Offer. The following summary supplements the discussion set forth in the accompanying Prospectus under the heading “Tax matters” and is subject to the qualifications and assumptions set forth therein. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of the issuance, ownership, exercise, and lapse of the rights and an investment in our Common Shares.

The receipt of the Rights by a Record Date Shareholder pursuant to the Offer will be treated as a non-taxable distribution with respect to the Common Shares for U.S. federal income tax purposes. If the fair market value of the Rights received by a Record Date Shareholder is less than 15% of the fair market value of the Common Shares with respect to which such Rights are received as of the date the Rights are received, the Rights will have a zero basis for U.S. federal income tax purposes, unless the Record Date Shareholder affirmatively elects to allocate a portion of its basis in the related Common Shares to the Rights in proportion to the relative fair market values of the Common Shares and the Rights received, as determined on the date of receipt. This election must be made in the tax return for the taxable year in which the Rights are received. On the other hand, if the fair market value of the Rights received is equal to or greater than 15% of the fair market value of the Common Shares on the date the Rights are received, then a Record Date Shareholder’s basis in his or her Common Shares must be allocated between the Common Shares and the Rights in proportion to their respective fair market values, as determined on the date the Rights are received. The basis of a Right purchased in the market will generally be its purchase price.

The exercise of a Right by, or on behalf of, a Record Date Shareholder or other Rights holder will not be a taxable transaction for U.S. federal income tax purposes. The basis of each new Common Shares acquired upon exercise of the Rights will equal the sum of the Subscription Price and the tax basis (as determined above), if any, of the Right exercised. The holding period of the Common Shares acquired by exercise of Rights will begin on the day the Rights are exercised (or, in the case of a Right purchased in the market, potentially the day after the date of exercise).

Gain or loss realized on a sale of Rights by, or on behalf of, the Record Date Shareholder or other Rights holder will be capital gain or loss (assuming the Right was held as a capital asset) and will be long-term capital gain or loss if the holding period for the Rights is more than one (1) year. For these purposes, a Record Date Shareholder’s holding period for the Rights will include the holding period of the Common Shares with respect to which the Rights were distributed. The amount of the gain or loss will be equal to the difference between the tax basis in the Rights disposed of (as determined above), if any, and the amount realized on the disposition. The deductibility of capital losses is subject to limitations under the Code.

Notwithstanding the basis allocation rules described above, in the event a Record Date Shareholder allows the Rights to expire, the Rights will be deemed to have a zero basis and, therefore, the Record Date Shareholder will not recognize any loss upon the expiration of the Rights. In addition, the tax basis of the Common Shares with respect to which the expired Rights were distributed will remain unchanged compared to their tax basis prior to distribution of the Rights. If a Right that has been purchased in the market expires unexercised, the holder will recognize a capital loss equal to the basis of the Right.

A Common Shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes, whose income from the Fund is not “effectively connected” with a U.S. trade or business and who is not an individual present in the United States for 183 days or more during the taxable year will generally be exempt from U.S. federal income tax on any gains realized upon the sale or exchange of Rights.

Please refer to the section entitled “Tax matters” in the accompanying Prospectus for a description of the consequences of the ownership and disposition of Common Shares.

DISTRIBUTION ARRANGEMENTS

UBS Securities LLC will act as Dealer Manager for the Offer. Under the terms and subject to the conditions contained in the Dealer Manager Agreement among the Dealer Manager, the Fund and the Advisers, the Dealer Manager will provide financial structuring and solicitation services in connection with the Offer and will solicit the exercise of Rights and participation in the Over-Subscription Privilege. The Offer is not contingent upon any number of Rights being exercised. The Dealer Manager will also be responsible for forming and managing a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group Members”), whereby each Selling Group Member will enter into a Selling Group Agreement with the Dealer Manager to solicit the exercise of Rights and to sell Common Shares purchased by the Selling Group Member from the Dealer Manager. In addition, the Dealer Manager will enter into a Soliciting Dealer Agreement with other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) to solicit the exercise of Rights. See “Compensation to Dealer Manager” for a discussion of fees and other compensation to be paid to the Dealer Manager, Selling Group Members and Soliciting Dealers in connection with the Offer.

The Fund and the Advisers have agreed to indemnify the Dealer Manager for losses arising out of certain liabilities, including liabilities under the Securities Act. The Dealer Manager Agreement also provides that the Dealer Manager will not be subject to any liability to the Fund in rendering the services contemplated by the Dealer Manager Agreement except for any act of willful misfeasance, bad faith or gross negligence of the Dealer Manager or reckless disregard by the Dealer Manager of its obligations and duties under the Dealer Manager Agreement.

Prior to the expiration of the Offer, the Dealer Manager may independently offer for sale Common Shares acquired through purchasing and exercising the Rights at prices that may be different from the market price for such Common Shares or from the price to be received by the Fund upon the exercise of Rights. The Dealer Manager is authorized to buy and exercise Rights (for delivery of Common Shares prior to the expiration of the Offer), including unexercised Rights of Record Date Shareholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, and to sell Common Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. In addition, the Dealer Manager has the right to buy Rights offered to it by the Subscription Agent from electing Record Date Shareholders, and the Dealer Manager may purchase such Rights as principal or act as agent on behalf of its clients for the resale of such Rights. See “The Offer—Transferability and Sale of Rights—Sales through the Subscription Agent and Dealer Manager” above for more information.

In order to seek to facilitate the trading market in the Rights for the benefit of non-exercising Common Shareholders, and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights, the Dealer Manager Agreement provides for special arrangements with the Dealer Manager. Under these arrangements, the Dealer Manager is expected to purchase Rights on the NYSE. The number of Rights, if any, purchased by the Dealer Manager will be determined by the Dealer Manager in its sole discretion. The Dealer Manager is not obligated to purchase Rights or Common Shares as principal for its own account to facilitate the trading market for Rights or for investment purposes. Rather, its purchases are expected to be closely related to interest in acquiring Common Shares generated by the Dealer Manager through its marketing and soliciting activities. The Dealer Manager intends to exercise Rights purchased by it during the Subscription Period but prior to the Expiration Date. The Dealer Manager may exercise those Rights at its option on one or more dates, which are expected to be prior to the Expiration Date. The subscription price for the Common Shares issued through the exercise of Rights by the Dealer Manager prior to the Expiration Date will be the greater of 92.5% of the last reported sale price of a Common Share on the NYSE on the date of exercise or 92.5% of the last reported NAV of a Common Share on the date prior to the date of exercise. The price and timing of these exercises are expected to differ from those described herein for the Offer. The Subscription Price will be paid to the Fund and the dealer manager fee with respect to such proceeds will be paid by the Fund on the applicable settlement date(s) of such exercise(s).

In connection with the exercise of Rights and receipt of Common Shares, the Dealer Manager intends to offer those Common Shares for sale to the public and/or through Selling Group Members it has established. The Dealer Manager may set the price for those Common Shares at any price that it determines, in its sole discretion. The Dealer Manager has advised that the price at which such Common Shares are offered is expected to be at or slightly below the closing price of the Common Shares on the NYSE on the date the Dealer Manager exercises Rights. No portion of the amount paid to the Dealer Manager or to a Selling Group Member from the sale of Common Shares in this manner will be paid to the Fund. If the sales price of the Common Shares is greater than the subscription price paid by the Dealer Manager for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will receive a gain.

Alternatively, if the sales price of the Common Shares is less than the Subscription Price for such Common Shares plus the costs to purchase Rights for the purpose of acquiring those Common Shares, the Dealer Manager will incur a loss. The Dealer Manager will pay a concession to Selling Group Members in an amount equal to approximately 2.00% of the aggregate price of the Common Shares sold by the respective Selling Group Member. Neither the Fund nor the Advisers has a role in setting the terms, including the sales price, on which the Dealer Manager offers for sale and sells Common Shares it has acquired through purchasing and exercising Rights or the timing of the exercise of Rights or sales of Common Shares by the Dealer Manager. Persons who purchase Common Shares from the Dealer Manager or a Selling Group Member will purchase Common Shares at a price set by the Dealer Manager, which may be more or less than the Subscription Price, based on the Formula Price mechanism through which Common Shares will be sold in the Offer, and at a time set by the Dealer Manager, which is expected to be prior to the Expiration Date, and will not have the uncertainty of waiting for the determination of the Subscription Price on the Expiration Date.

The Dealer Manager may purchase Rights as principal or act as agent on behalf of its clients for the resale of such Rights. The Dealer Manager may realize gains (or losses) in connection with the purchase and sale of Rights and the sale of Common Shares, although such transactions are intended by the Dealer Manager to facilitate the trading market in the Rights and the placement of the Common Shares to new or existing investors pursuant to the exercise of the Rights. Any gains (or losses) realized by the Dealer Manager from the purchase and sale of Rights and the sale of Common Shares are independent of and in addition to its fee as Dealer Manager. The Dealer Manager has advised that any such gains (or losses) are expected to be immaterial relative to its fee as Dealer Manager.

Since neither the Dealer Manager nor persons (who are not otherwise Record Date Shareholders) who purchase Common Shares from the Dealer Manager or Selling Group Members were Record Date Shareholders, they would not be able to participate in the Over-Subscription Privilege.

There is no limit on the number of Rights the Dealer Manager can purchase or exercise. Common Shares acquired by the Dealer Manager pursuant to the exercise of Rights acquired by it will reduce the number of Common Shares available pursuant to the over-subscription privilege, perhaps materially, depending on the number of Rights purchased and exercised by the Dealer Manager.

Although the Dealer Manager can seek to facilitate the trading market for Rights as described above, investors can acquire Common Shares at the Subscription Price by acquiring Rights on the NYSE and exercising them in the method described above under “Methods of Exercising of Rights.”

In the ordinary course of their businesses, the Dealer Manager and/or its affiliates may engage in investment banking or financial transactions with the Fund, the Advisers and their affiliates. In addition, in the ordinary course of their businesses, the Dealer Manager and/or its affiliates may, from time to time, own securities of the Fund or its affiliates. One of the Fund’s trustees who voted to authorize the Offer is an interested person (as defined in Section 2(a)(19) of the 1940 Act) of the Dealer Manager due to security holdings.

The principal business address of the Dealer Manager is 11 Madison Avenue, New York, New York 10010.

Compensation to Dealer Manager

Pursuant to the Dealer Manager Agreement, the Fund has agreed to pay the Dealer Manager a fee for its financial structuring and solicitation services equal to up to 3.50% of the first $150 million and 2.75% in excess of $250 million of the Subscription Price for each Common Share issued pursuant to the Offer, including the Over-Subscription Privilege, a portion of which may be reallowed to an affiliate of the Dealer Manager. The Dealer Manager will reallow to Selling Group Members in the Selling Group to be formed and managed by the Dealer Manager selling fees equal to 2.00% of the Subscription Price for each Common Share issued pursuant to the Offer or the Over-Subscription Privilege as a result of their selling efforts. In addition, the Dealer Manager will reallow to Soliciting Dealers that have executed and delivered a Soliciting Dealer Agreement and have solicited the exercise of Rights, solicitation fees equal to 0.50% of the Subscription Price for each Common Share issued pursuant to the exercise of Rights as a result of their soliciting efforts, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through DTC on the Record Date. Fees will be paid to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the Dealer Manager.

The Fund has also agreed to pay the Dealer Manager up to $175,000 as a partial reimbursement for its reasonable out-of-pocket expenses incurred in connection with the Offer.  The Fund will also pay expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with materials related to the Offer, including all reasonable out-of-pocket fees and expenses, if any and not to exceed $10,000, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers. No other fees will be payable by the Fund or the Advisers to the Dealer Manager in connection with the Offer.

LEGAL MATTERS

Certain legal matters in connection with the Offer will be passed on for the Fund by Dechert LLP. Certain legal matters will be passed on by Skadden, Arps, Slate, Meagher & Flom LLP, as special counsel to the Dealer Manager in connection with the Offer.

ADDITIONAL INFORMATION

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference constitute part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (https://www.sec.gov). Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at https://www.aberdeenasgi.com. Information contained on the Fund’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

BASE PROSPECTUS

$300,000,000

abrdn Global Infrastructure Income Fund

Common Shares

Preferred Shares

Notes

Subscription Rights for Common Shares

The Fund. abrdn Global Infrastructure Income Fund (the “Fund”) is a diversified, closed-end management investment company.

Investment Objective. The Fund’s investment objective is to seek to provide a high level of total return with an emphasis on current income. There is no assurance that the Fund will achieve its investment objective.

Investment Strategies. The Fund seeks to achieve its investment objective by investing primarily in a portfolio of income-producing public and private infrastructure equity investments around the world. Under normal circumstances, at least 80% of the Fund’s net assets (plus the amount of any borrowings for investment purposes) are invested in U.S. and non-U.S. infrastructure-related issuers. The Fund considers infrastructure-related issuers to be those engaged in the ownership, management, construction, development, operation, utilization or financing of assets in infrastructure-related industries, and includes issuers in the construction and engineering, construction materials, gas utilities, electric utilities, multi-utilities, water utilities, independent power and renewable electricity producers, diversified telecommunication services, wireless telecommunications services, media, transportation infrastructure, ground transportation, and oil, gas and consumable fuels  industries, as identified by an independent third-party classification service, or issuers deemed by the Advisers (as defined herein) to have similar infrastructure-related characteristics.

Offering. The Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of common shares of beneficial interest, par value $0.001 per share (“Common Shares”), preferred shares (“Preferred Shares”), promissory notes (“Notes”), subscription rights to purchase Common Shares (“Rights” and collectively with the Common Shares, Notes and Preferred Shares, “Securities”) in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in the Securities.

The Fund may offer Securities (1) directly to one or more purchasers, (2) through agents that the Fund may designate from time to time or (3) to or through underwriters or dealers. The Prospectus Supplement relating to a particular offering of Securities will identify any agents or underwriters involved in the sale of Securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and agents or underwriters or among underwriters or the basis upon which such amount may be calculated. The Fund may not sell Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement. See “Plan of Distribution.”

Investing in Securities involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Before buying any Securities, you should read the discussion of the principal risks of investing in the Fund. The principal risks of investing in the Fund are summarized in “The Fund at a Glance — Risk Factors” beginning on page 5 of this Prospectus and further described in “Risk Factors” beginning on page 16 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated September 15, 2026

Adviser. abrdn Inc. and abrdn Investments Limited serve as the Fund’s Investment Adviser and Subadviser, respectively (together, the “Advisers”), pursuant to an investment advisory agreement (the “Advisory Agreement”) and sub-advisory agreement (the “Sub-Advisory Agreement”) with the Fund. abrdn Inc. and abrdn Investments Limited are wholly-owned indirect subsidiaries of Aberdeen Group plc.

Common Shares. The Fund’s outstanding Common Shares are, and the Common Shares offered by this Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (“NYSE”) under the symbol “ASGI.” As of September 10, 2026, the net asset value (“NAV”) of the Fund’s Common Shares was $21.56 per Common Share and the last reported sale price for the Fund’s Common Shares on the NYSE was $21.90 per Common Share, representing a premium to NAV of 1.58%.

Distributions. The Fund’s policy is to provide investors with a stable monthly distribution out of current income, supplemented by realized capital gains and, to the extent necessary, paid-in capital, which is a nontaxable return of capital. This policy is subject to an annual review as well as regular review at the Board of Trustees’ (the “Board”) quarterly meetings, unless market conditions require an earlier evaluation.

This Prospectus sets forth concisely information about the Fund you should know before investing. Please read this Prospectus carefully before deciding whether to invest and retain it for future reference. The SAI has been filed with the SEC. This Prospectus incorporates by reference the entire SAI. The SAI is available along with other Fund-related materials on the EDGAR database on the SEC’s internet site (https://www.sec.gov) or upon payment of copying fees by electronic request to publicinfo@sec.gov.

You may also request a free copy of the SAI, annual and semi-annual reports to shareholders, and additional information about the Fund, and may make other shareholder inquiries, by calling Investor Relations toll-free at 1-800-522-5465, by writing to the Fund or visiting the Fund’s website (www.aberdeenasgi.com).

The Fund’s Securities do not represent a deposit or obligation of, and are not guaranteed by or endorsed by, any bank or other insured depositary institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

ii

iii

About this prospectus

This Prospectus is part of a Registration Statement on Form N-2 that the Fund filed with the SEC using a “shelf” registration process. Under this process, the Fund may offer, from time to time, up to $300,000,000 aggregate initial offering price of Securities in one or more offerings in amounts, at prices and on terms set forth in one or more Prospectus Supplements. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should carefully read this Prospectus and any accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus and any accompanying Prospectus Supplement. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or the representations made herein are accurate only as of the date on the cover page of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date. The Fund will amend this Prospectus and any accompanying Prospectus Supplement if, during the period that this Prospectus and any accompanying Prospectus Supplement is required to be delivered, there are any subsequent material changes.

Cautionary notice regarding forward-looking statements

This Prospectus, any accompanying Prospectus Supplement and the SAI, contain (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Securities will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risk Factors” section of this Prospectus. All forward-looking statements contained in this Prospectus or in the SAI are made as of the date of this Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend, and is not obligated, to update any forward-looking statement.

WHERE YOU CAN FIND MORE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 (“1940 Act”) and in accordance therewith files, or will file, reports and other information with the SEC. The SEC maintains a web site at https://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Fund, that file electronically with the SEC.

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act of 1933 (“Securities Act”) and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (https://www.sec.gov).

The Fund will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this Prospectus or any accompanying Prospectus Supplement. You may request such information by calling Investor Relations toll-free at 1-800-522-5465 or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (https://www.sec.gov). Free copies of the Fund’s Prospectus, Statement of Additional Information and any incorporated information will also be available from the Fund’s website at www.aberdeenasgi.com. Information contained on the Fund’s website is not incorporated by reference into this Prospectus or any Prospectus Supplement and should not be considered to be part of this Prospectus or any Prospectus Supplement.

INCORPORATION BY REFERENCE

This Prospectus is part of a Registration Statement that the Fund has filed with the SEC. The Fund is permitted to “incorporate by reference” the information that it files with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, are incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	the Fund’s Statement of Additional Information, dated September 15, 2026, filed with this Prospectus (“SAI”);

●	the Fund’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2025, filed with the SEC on December 8, 2025 (“Annual Report”);

●	The Fund’s Semi-Annual Report on Form N-CSRS for the period ended March 31, 2026, filed with the SEC on June 8, 2026 (“Semi-Annual Report”);
●	the Fund’s definitive proxy statement on Schedule 14A for the Fund’s 2026 annual meeting of shareholders, filed with the SEC on April 1, 2026 (“Proxy Statement”); and

●	the Fund’s description of common shares contained in the Fund’s Registration Statement on Form 8-A (File No. 333-234722) filed with the SEC on July 21, 2020.

To obtain copies of these filings, see “Where You Can Find More Information.”

Summary of Fund expenses

The purpose of the following table and the example below is to help you understand the fees and expenses that holders of common shares of beneficial interest, par value $0.001 per share (“Common Shares”) (the “Common Shareholders”) would bear directly or indirectly. The expenses shown in the table under “Other expenses” are estimated for the Fund’s current fiscal year ending September 30, 2026. The expenses shown in the table are based on the Fund’s capital structure as of March 31, 2026, adjusted to reflect current fees and expenses. The table reflects Fund expenses as a percentage of net assets attributable to Common Shares.

Common Shareholder transaction expenses
Sales load (as a percentage of offering price)(1)	--
Offering expenses Borne by the Fund (as a percentage of offering price)(2)	--
Dividend reinvestment and optional cash purchase plan fees: (per share for open-market purchases of Common Shares)(3)
Fee for Open Market Purchases of Common Shares	$0.02 (per share)
Fee for Optional Shares Purchases	$5.00 (max)
Sales of Shares Held in a Dividend Reinvestment Account	$0.12 (per share) and $25.00 (max)

Annual expenses (as a percentage of net assets attributable to
Common Shares)
Advisory fee(4)	1.34%
Other expenses(5)	0.58%
Acquired fund fees and expenses(6)	1.39%
Total annual expenses	3.31%

(1) If Common Shares are sold to or through underwriters, a prospectus supplement will set forth any applicable sales load and the estimated offering expenses borne by the Fund.

(2) Offering expenses payable by the Fund will be deducted from the proceeds, before expenses, to the Fund.

(3) Shareholders who participate in the Fund’s Dividend Reinvestment and Optional Cash Purchase Plan (the “Plan”) may be subject to fees on certain transactions. The Plan Agent’s (as defined under “Dividend Reinvestment and Optional Cash Purchase Plan” in this Prospectus) fees for the handling of the reinvestment of dividends will be paid by the Fund; however, participating shareholders will pay a $0.02 per share fee incurred in connection with open-market purchases in connection with the reinvestment of dividends, capital gains distributions and voluntary cash payments made by the participant, which will be deducted from the value of the dividend. For optional share purchases, shareholders will also be charged a $2.50 fee for automatic debits from a checking/savings account, a $5.00 one-time fee for online bank debit and/or $5.00 for check. Shareholders will be subject to $0.12 per share fee and either a $10.00 fee (for batch orders) or $25.00 fee (for market orders) for sales of shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Plan agent is required to pay. For more details about the Plan, see “Dividend Reinvestment and Optional Cash Purchase Plan” in this Prospectus.

(4) Effective May 27, 2026, the Adviser receives an investment advisory fee based on the Fund’s average daily Managed Assets, computed daily and payable monthly, at the following annual rate: 1.35% of the Fund’s average daily Managed Assets up to $500 million, 1.30% of the Fund’s average daily Managed Assets between $500 million and $1 billion, and 1.25% of the Fund’s average daily Managed Assets in excess of $1 billion. “Managed Assets” is defined as total assets of the Fund, including assets attributable to any form of leverage, minus liabilities (other than debt representing leverage and the aggregate liquidation preference of any preferred stock that may be outstanding).

(5) The Fund holds certain portfolio company investments through abrdn Global Infrastructure Income Fund BL, LLC (the “Subsidiary”). Such Subsidiary may be subject to U.S. federal and state corporate-level income taxes. The Fund recorded a deferred tax liability of $1,070,482 primarily associated with its subsidiary’s investments in partnerships for the six-months ended March 31, 2026 and $3,007,019 and $1,797,274 for the fiscal years ended September 30, 2025 and September 30, 2024, respectively. Deferred tax assets and liabilities are recorded for losses or income at the Subsidiary using statutory tax rates. A valuation allowance is provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

(6) Acquired fund fees and expenses are indirect costs incurred by the Fund as a result of investment in one or more private equity investments and include certain expenses incurred in connection with investments in the State Street Institutional U.S. Government Money Market Fund. Acquired fund fees and expenses are borne indirectly by the Fund, but they are not reflected in the Fund’s financial statements; and the information presented in the table will differ from that presented in the Fund’s financial highlights.

Example

The following example illustrates the expenses you would pay on a $1,000 investment in Common Shares, assuming a 5% annual portfolio total return.*

1 Year	3 Years	5 Years	10 Years
$33	$102	$173	$360

* The example does not include sales load or estimated offering costs. The example should not be considered a representation of future expenses or rate of return and actual Fund expenses may be greater or less than those shown. The example assumes that (i) all dividends and other distributions are reinvested at NAV, and (ii) the percentage amounts listed under “Total annual expenses” above remain the same in the years shown. For more complete descriptions of certain of the Fund’s costs and expenses, see “Management of the Fund — Advisory Agreements.”

THE FUND AT A GLANCE

Information regarding the Fund

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a Maryland statutory trust on November 13, 2019. It commenced operations on July 29, 2020. As of September 10, 2026, the Fund’s net asset value (“NAV”) per Common Share was $21.56. See “The Fund.”

NYSE listed

As of September 1, 2026, the Fund had 31,637,267.427069 Common Shares outstanding. The Fund’s Common Shares are traded on the NYSE under the symbol “ASGI.” As of September 10, 2026, the last reported sale price for the Fund’s Common Shares on the NYSE was $21.90 per Common Share, representing a premium to net asset value of 1.58%.

Who may want to invest

Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors, and the Fund is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle.

Investment objective

The Fund’s investment objective is to seek to provide a high level of total return with an emphasis on current income. There is no assurance that the Fund will achieve its investment objective. The investment objective is not fundamental and may be changed by the Board of Trustees (the “Board” or “Board of Trustees”) without shareholder approval.

Investment strategies and policies

The Fund seeks to achieve its investment objective by investing primarily in a portfolio of income-producing public and private infrastructure equity investments around the world.

Under normal circumstances, at least 80% of the Fund’s net assets (plus the amount of any borrowings for investment purposes) is invested in U.S. and non-U.S. infrastructure-related issuers. The Fund considers infrastructure-related issuers to be those engaged in the ownership, management, construction, development, operation, utilization or financing of assets in infrastructure-related industries, and includes issuers in the construction and engineering, construction materials, gas utilities, electric utilities, multi-utilities, water utilities, independent power and renewable electricity producers, diversified telecommunication services, wireless telecommunications services, media, transportation infrastructure, ground transportation, and oil, gas and consumable fuels industries, as identified by an independent third-party classification service, or issuers deemed by the Advisers (as defined herein) to have similar infrastructure-related characteristics.

The Fund may invest in issuers located anywhere in the world, including issuers located in emerging markets. Under normal circumstances, the Fund invests in issuers from at least three different countries and invests at least 40% of its total assets (unless market conditions are not deemed favorable by the Adviser and Subadviser (together the “Advisers”), in which case the Fund would invest at least 30% of its total assets) in non-US issuers. A company is considered a non-US issuer if Fund management determines that the company meets one or more of the following criteria:

●	the company is organized under the laws of a country outside the U.S.;
●	the company has its principal office in, or management is located in, a country outside the U.S.; and/or
●	the company has its principal securities trading market in a country outside the U.S.

It is currently anticipated that, under normal circumstances, the Fund’s investments in emerging market issuers will not exceed 30% of the Fund’s total assets. At times, the Fund may have a significant amount of its assets invested in a country or geographic region. The Fund may invest in securities denominated in U.S. dollars and currencies of foreign countries.

The Fund’s investment portfolio generally will be comprised of the following:

●	Public Infrastructure Investments. The Fund invests, under normal circumstances, at least 60%, and generally expects to invest approximately 75%, of its total assets in listed equity securities of infrastructure-related issuers. Equity securities in which the Fund invests include primarily common stocks, preferred stocks and depositary receipts. The Fund may invest in securities of any market capitalization. During the period of initial investment in Private Infrastructure Opportunities (defined below), the Fund may refrain from making new investments in Private Infrastructure Opportunities, if necessary, for liquidity purposes, and invest up to 100% of its total assets in public infrastructure investments.

●	Private/Direct Infrastructure Investments. Under normal circumstances, the Fund invests at least 10%, and currently intends to generally invest closer to 25%, of its total assets, measured at the time of investment, in infrastructure assets through private transactions (“Private Infrastructure Opportunities”). A “private transaction” means an investment in infrastructure assets through the purchase of securities in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Private Infrastructure Opportunities include investments in: (i) sponsor vehicles created for the purpose of investing in private infrastructure companies or assets, as described below; (ii) equity or credit interests in private infrastructure operating companies; and (iii) to a lesser extent, private funds that invest in infrastructure assets. Private Infrastructure Opportunities may include investments alongside other funds or accounts advised by the Advisers or their affiliates in certain infrastructure assets (“Co-Investment Opportunities”) or on a stand-alone basis alongside other investors (“Stand-Alone Opportunities”). Unless and until the Fund receives an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) to co-invest in negotiated Co-Investment Opportunities (which cannot be assured), the Fund will only invest in Co-Investment Opportunities where the transaction is permitted under existing regulatory guidance, such as transactions in which price is the only negotiated term. Certain Co-Investment Opportunities and Stand-Alone Opportunities may be issued by sponsor vehicles structured, for administrative and/or tax purposes, as funds that would be investment companies but for the provisions of Section 3(c)(1) or 3(c)(7) of the 1940 Act (“sponsor vehicles”). Such sponsor vehicles do not generally have the same characteristics as funds relying on Section 3(c)(1) or 3(c)(7) that are commonly known as “private equity funds”. The Fund will not invest in funds commonly known as “private equity funds”. The Fund will invest no more than 15% of its net assets, measured at the time of investment, in all sponsor vehicles and no more than 3% of its net assets, measured at the time of investment, in a single sponsor vehicle. In addition, at all times, the Fund will own only a minority ownership interest (i.e., less than 50%) in any sponsor vehicle in which it invests.

The Fund may have a lower percentage of its total assets invested in Private Infrastructure Opportunities and a higher percentage of its assets invested in publicly listed infrastructure issuers during certain periods in the life-cycle of the Fund, such as during the period of initial investment in Private Infrastructure Opportunities. In addition, as the Fund disposes of individual Private Infrastructure Opportunities, the Fund will look to redeploy its capital into new Private Infrastructure Opportunities, which may be scarce.

In addition, the Fund may use derivative instruments from time to time, primarily to hedge currency exposure, although it is not required to do so. To the extent the Fund invests in derivative instruments that provide economic exposure to infrastructure-related issuers, such investments will be counted for purposes of the Fund’s 80% investment policy. The Fund will value derivatives based on market value or fair value for purposes of its 80% investment policy.

In selecting public infrastructure investments, the Advisers seek to invest in quality companies and are active, engaged owners. The Advisers evaluate a company against quality criteria and build conviction using a team-based approach and peer review process. The quality assessment covers five key factors: 1) the durability of the business model, 2) the attractiveness of the industry, 3) the strength of financials, 4) the capability of management, and 5) the most material environmental, social and governance factors impacting a company. The Advisers seek to understand what is changing in companies, industries and markets but is not being priced into the market or is being mispriced. Through fundamental research, supported by a global research presence, the Advisers seek to identify companies whose quality is not yet fully recognized by the market. As active equity investors, the Advisers use deep fundamental research and a disciplined investment process to pursue the Fund’s investment objective.

With respect to the Fund’s private/direct infrastructure investments, the Advisers’ process combines their expertise developed over the last decade in sourcing, diligencing and monitoring Private Infrastructure Opportunities. The Advisers use this information, combined with first-hand research, a disciplined due diligence process and its experience and understanding of the infrastructure sector and the related risks, in order to select Private Infrastructure Opportunities that the Advisers believe will help it achieve the Fund’s investment objective. The Advisers pursue Private Infrastructure Opportunities which they believe can generate incremental returns depending on the timing and quality of available opportunities.

The Fund may invest up to 20% of its net assets in securities issued by companies that are not infrastructure companies. The Fund may also invest in debt securities, including short-term debt obligations, cash or cash equivalents.

The Fund intends to achieve the income component of its investment objective by investing in dividend-paying listed equity securities and Private Infrastructure Opportunities. The Fund’s income distributions are supplemented by realized capital gains and, to the extent necessary, paid-in capital, which is a nontaxable return of capital.

Unless otherwise stated, the Fund’s investment policies are non-fundamental policies and may be changed by the Board without prior shareholder approval. The Fund’s policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in U.S. and non-U.S. infrastructure-related issuers may be changed by the Board without shareholder approval; however, if this policy changes, the Fund will provide shareholders at least 60 days’ written notice before implementation of the change in compliance with SEC rules. Unless otherwise stated, these investment restrictions apply at the time of purchase; the Fund will not be required to reduce a position due solely to market price fluctuations.

The Fund may invest in money market mutual funds; cash; cash equivalents; securities issued or guaranteed by the U.S. government or its instrumentalities or agencies; high quality, short-term money market instruments; short-term debt securities; certificates of deposit; bankers’ acceptances and other bank obligations; commercial paper or other liquid debt securities on a temporary basis to meet working capital needs, including, but not limited to, for collateral in connection with certain investment techniques, to hold a reserve pending payment of distributions and to facilitate the payment of expenses and settlement of trades. Under adverse market or economic conditions, the Fund may invest up to 100% of its total assets in these securities on a temporary basis. To the extent the Fund invests in these securities, the Fund may not achieve its investment objective.

Portfolio Investments

The types of securities in which the Fund may invest include, but are not limited to, the following:

Equity Securities

Equity investments generally represent an ownership interest, or the right to acquire an ownership interest, in an issuer. Different types of equity securities provide different voting and dividend rights and priority in the event of an issuer’s bankruptcy. Prices of equity securities fluctuate for several reasons, including because of changes, or perceived changes, in the business, financial condition or prospects of the issuer or because of changes in financial or political conditions that may affect particular industries or the economy in general.

Common Stock. Holders of common stock generally have voting rights with respect to the issuer, however, the Fund does not expect to have voting control with respect to any of the issuers of listed equity securities in which it invests, and it will not have voting control with respect to some or all of the Fund’s private investments. Upon the liquidation or winding up of the issuer, holders of common stock are entitled to the assets of the issuer that remain after satisfying all obligations owed to the issuer’s creditors, including holders of debt securities, and holders of the issuer’s preferred stock. Holders of common stock also may receive dividends, however, unlike the dividends payable with respect to preferred stock (which is described below), dividends payable with respect to common stock are not fixed but are declared at the discretion of the issuer’s board of directors.

Preferred Equity. Upon the liquidation or winding up of the issuer, holders of preferred equity have a preference over holders of the issuer’s common equity, however, their claims to the assets of the issuer are subordinated to the claims of the issuer’s creditors, including holders of debt securities. Holders of preferred equity also receive distributions or dividends at a specified annual rate, although this rate may be changed or omitted by the issuer under certain circumstances. Market prices of preferred equities generally fluctuate with changes in market interest rates. Under normal conditions, holders of preferred equity usually do not have voting rights with respect to the issuer. See “Investment Objective and Policies—Preferred Stock” in the statement of additional information.

Depositary Receipts. Depositary receipts typically issued by a bank or trust company, represent the ownership of underlying securities that are issued by a foreign company and held by the bank or trust company. American Depositary Receipts (“ADRs”) are usually issued by a U.S. bank trust or trust company and traded on a U.S. exchange. Global Depositary Receipts (“GDRs”) may be issued by institutions located anywhere in the world and traded in any securities market. European Depositary Receipts (“EDRs”) are issued in Europe and used in bearer form in European markets.

Depositary receipts may or may not be jointly sponsored by the underlying issuer. The issuers of unsponsored depositary receipts are not obligated to disclose information that is, in the United States, considered material. Therefore, there may be less information available regarding these issuers and there may not be a correlation between such information and the market value of the depositary receipts. Certain depositary receipts are not listed on an exchange and therefore may lack liquidity. See “Investment Objective and Policies—Depositary Receipts” in the statement of additional information.

Restricted Securities, Including Securities of Private Companies

Restricted securities, including Rule 144A securities and securities of private companies, are subject to statutory and/or contractual restrictions on resale. However, such securities may be sold in private transactions with a limited number of purchasers or in public offerings registered under the Securities Act. Restricted securities include (1) registered securities of public companies subject to a lock-up period, (2) unregistered securities of public companies with registration rights, (3) unregistered securities of public companies that become freely tradable with the passage of time and (4) unregistered securities of private companies. A registered security subject to such a lock-up period will no longer be considered a restricted security upon expiration of the lock-up period, an unregistered security of a public company with registration rights will no longer be considered a restricted security when such securities become registered, and an unregistered security of a public company that becomes freely tradable with the passage of time will no longer be considered a restricted security upon the elapse of the requisite time period.

Non-U.S. Securities

The Fund may invest without limit in securities issued by non-U.S. issuers. These securities may be issued by companies organized and/or having securities traded on an exchange outside the U.S. or may be securities of U.S. companies that are denominated in the currency of a different country. It is currently anticipated that, under normal circumstances, the Fund may invest up to 30% of its total assets in securities of emerging market issuers.

Temporary Investments

Pending investment of the proceeds of this offering (which the Fund expects may take up to approximately one month following the closing of this offering), the Fund may invest offering proceeds in money market mutual funds; cash; cash equivalents; securities issued or guaranteed by the U.S. government or its instrumentalities or agencies; high quality, short-term money market instruments; short-term debt securities; certificates of deposit; bankers’ acceptances and other bank obligations; commercial paper or other liquid debt securities. The Fund also may invest in these instruments on a temporary basis to meet working capital needs, including, but not limited to, for collateral in connection with certain investment techniques, to hold a reserve pending payment of distributions and to facilitate the payment of expenses and settlement of trades.

Under adverse market or economic conditions, the Fund may invest up to 100% of its total assets in these securities on a temporary basis. To the extent the Fund invests in these securities, it may not achieve its investment objective. The yield on these securities may be lower than the returns on equity securities or yields on lower rated debt securities.

Hedging and Risk Management

The Fund may utilize derivative instruments for hedging and risk management purposes. In particular, the Fund may use foreign currency contracts to hedge currency exposure from time to time, but it is not required to hedge its currency exposure. See “Investment objective, policies, and risks—Currency Transactions,” “Investment objective, policies, and risks—Derivatives,” Investment objective, policies, and risks—Futures,” and “Investment objective, policies, and risks— Strategic Transactions, Derivatives and Synthetic Investments” in the statement of additional information.

The Adviser and Subadviser

abrdn Inc., the Fund’s investment adviser, is located at 1900 Market Street, Suite 200, Philadelphia, PA 19103 and is an indirect wholly-owned subsidiary of Aberdeen Group plc (formerly known as abrdn plc), which manages or administers approximately $527 billion in assets as of June 30, 2026. Aberdeen Group plc and its affiliates (collectively, “Aberdeen”) provide asset management and investment solutions for clients and customers worldwide and also have a strong position in the pensions and savings market.

abrdn Investments Limited (“aIL”), is located at 1 George Street, Edinburgh, United Kingdom, EH2 2LL and is an indirect wholly-owned subsidiary of Aberdeen Group plc.

Advisory Agreements

The Fund and the Adviser are parties to an advisory agreement (the “Advisory Agreement”). Under the Advisory Agreement, the Fund appoints the Adviser to act as investment adviser to the Fund in accordance with the stated investment policies and restrictions of the Fund as set forth in the Fund’s registration statement.

The Adviser, the Sub-Adviser and the Fund are parties to a sub-advisory agreement (the “Sub-Advisory Agreement”). Under the Sub-Advisory Agreement, the Sub-Adviser is responsible for the investment management of the Fund’s assets subject to the supervision of the Adviser and the Board.

As compensation for its services to the Fund, abrdn Inc. receives an investment advisory fee based on the Fund’s average daily Managed Assets, computed daily and payable monthly, at the following annual rate: 1.35% of the Fund’s average daily Managed Assets up to $500 million, 1.30% of the Fund’s average daily Managed Assets between $500 million and $1 billion, and 1.25% of the Fund’s average daily Managed Assets in excess of $1 billion. “Managed Assets” is defined as total assets of the Fund, including assets attributable to any form of leverage, minus liabilities (other than debt representing leverage and the aggregate liquidation preference of any preferred stock that may be outstanding). Under the Sub-Advisory Agreement, abrdn Inc. is responsible for the payment of fees to abrdn Investments Limited.

In rendering investment advisory services, the Advisers may use the resources of investment advisor subsidiaries of Aberdeen Group plc. These affiliates have entered into a memorandum of understanding (“MOU”) / personnel sharing procedures pursuant to which investment professionals from each affiliate may render portfolio management, research or trading services to U.S. clients of the Aberdeen Group plc affiliates, including the Fund, as associated persons of the Adviser. Each investment professional who renders portfolio management, research or trading services under a MOU or personnel sharing arrangement must comply with the provisions of the Investment Advisers Act of 1940, as amended, the 1940 Act, the Securities Act of 1933, as amended, the Exchange Act, and the Employee Retirement Income Security Act of 1974, and the laws of states or countries in which the Advisers do business or has clients. No remuneration is paid by the Fund with regard to the MOU/personnel sharing arrangements.

The Administrator

abrdn Inc. serves as administrator to the Fund. Under the administration agreement, abrdn Inc. is generally responsible for managing the administrative affairs of the Fund.

Pursuant to the administration agreement, abrdn Inc. receives a fee, payable monthly by the Fund, at an annual fee rate of 0.08% of the Fund’s average daily net assets. See “Management of the Fund — The Administrator.”

State Street Bank and Trust Company (“State Street”) serves as sub-administrator of the Fund and is paid by abrdn Inc. out of the fees it receives as the Fund’s administrator.

Investor Relations

Under the terms of the Amended and Restated Investor Relations Services Agreement approved by the Fund’s Board, abrdn Inc. provides and pays third parties to provide investor relations services to the Fund and certain other funds advised by the Adviser or its affiliates as part of an Investor Relations Program. Under the Amended and Restated Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the “Fund’s Portion”). However, investor relations services fees are limited by abrdn Inc. so that the Fund will only pay up to an annual rate of 0.05% of the Fund’s average weekly net assets. Any difference between the capped rate of 0.05% of the Fund’s average weekly net assets and the Fund’s Portion is paid for by abrdn Inc.

Pursuant to the terms of the Amended and Restated Investor Relations Services Agreement, abrdn Inc. (or third parties engaged by abrdn Inc.), among other things, provides objective and timely information to shareholders based on publicly available information; provides information efficiently through the use of technology while offering shareholders immediate access to knowledgeable investor relations representatives; develops and maintains effective communications with investment professionals from a wide variety of firms; creates and maintains investor relations communication materials such as fund manager interviews, films and webcasts, publishes white papers, magazine articles and other relevant materials discussing the Fund’s investment results, portfolio positioning and outlook; develops and maintains effective communications with large institutional shareholders; responds to specific shareholder questions; and reports activities and results to the Board and management detailing insight into general shareholder sentiment.

Distributions

The Board has authorized a managed distribution policy (“MDP”) of paying monthly distributions equal to 12% on an annual basis of the average daily NAV as of the month-end prior to declaration. Under the MDP, distributions to shareholders may include net investment income, realized capital gains or, if necessary, returns of capital. A return of capital may occur, for example, when some or all of the money that shareholders invested in the Fund is paid back to them. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “income” or “yield.” No conclusions should be drawn about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the MDP.

The Fund is covered under exemptive relief received by the Fund’s investment adviser from the SEC that allows the Fund to distribute long-term capital gains as frequently as monthly in any one taxable year (the “Section 19(b) Order”). With each distribution, the Fund will issue a notice to shareholders and an accompanying press release which will provide detailed information regarding the amount and composition of the distribution and other information as required by the Section 19(b) Order. The Fund’s Board may amend or terminate the MDP at any time without prior notice to shareholders; however, at this time, there are no reasonably foreseeable circumstances that might cause the termination of the MDP. You should not draw any conclusions about the Fund’s investment performance from the amount of distributions or from the terms of the Fund’s MDP.

The Section 19(b) Order permitting the adoption of the MDP requires the Fund to adhere to certain conditions with respect to public offerings. The Section 19(b) Order requires that the Fund will not make a public offering of the Fund’s Common Shares other than: (i) a rights offering that is below NAV to holders of the Fund’s Common Shares; (ii) an offering in connection with a dividend reinvestment plan, merger, consolidation, acquisition, spin off or reorganization of the Fund; or (iii) an offering in which the Fund’s annualized distribution rate for the six months ending on the last day of the month ended immediately prior to the most recent distribution record date, expressed as a percentage of NAV as of such date, is no more than 1 percentage point greater than the Fund’s average annual total return for the 5-year period ending on such date and the transmittal letter accompanying any registration statement filed with the SEC in connection with the offering discloses that the Fund has an managed distribution policy exemptive order. Any offer under this Prospectus will comply with the conditions of the Section 19(b) Order.

Under applicable U.S. tax rules, the amount and character of distributable income for each fiscal year can only be determined as of the end of the Fund’s fiscal year, September 30. Under Section 19 of the 1940 Act, the Fund is required to indicate the sources of certain distributions to shareholders. The estimated distribution composition may vary from month to month because it may be impacted by future income, expenses and realized gains and losses on securities and fluctuations in the value of the currencies in which Fund assets are denominated.

Dividend reinvestment and optional cash purchase plan

The Fund has established a dividend reinvestment and optional cash purchase plan. A Common Shareholder will automatically have all dividends and distributions reinvested (net of applicable withholding tax) in Common Shares newly issued by the Fund or Common Shares of the Fund purchased in the open market in accordance with the Fund’s dividend reinvestment and optional cash purchase plan unless the Common Shareholder specifically elects to receive cash. Taxable distributions are subject to federal income tax whether received in cash or additional Common Shares. See “Distributions” and “Dividend Reinvestment and Optional Cash Purchase Plan.”

Custodian, dividend paying agent, transfer agent and registrar

State Street Bank and Trust Company serves as custodian (the “Custodian”) for the Fund. State Street also provides accounting services to the Fund. Computershare Trust Company, N.A. serves as the Fund’s dividend paying agent, transfer agent and registrar. See “Custodian, Dividend Paying Agent, Transfer Agent and Registrar.”

Closed-end fund structure

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of Common Shareholders, the Board, in consultation with the Adviser, from time to time may review possible actions to reduce any such discount. The Board approved an open market share repurchase program (the “Program”) for the Fund. The Program allows the Fund to purchase, in the open market, its outstanding Common Shares, with the amount and timing of any repurchase determined at the discretion of the Fund’s investment adviser. Such purchases may be made opportunistically at certain discounts to NAV per share in the reasonable judgment of management based on historical discount levels and current market conditions.

On a quarterly basis, the Fund’s Board will receive information on any transactions made pursuant to this policy during the prior quarter and if shares are repurchased management will post the number of shares repurchased on the Fund’s website on a monthly basis.  Under the terms of the Program, the Fund is permitted to repurchase up to 10% of its outstanding Common Shares in the open market during any 12-month period. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to NAV.

The Board might also consider the conversion of the Fund to an open-end mutual fund, which would also require a vote of the shareholders of the Fund. Conversion of the Fund to an open-end mutual fund would require approval of such a proposal, together with the necessary amendments to the Amended and Restated Declaration of Trust to permit such a conversion, by a majority of the members of the Board of Trustees (the “Trustees”) then in office, by the holders of not less than 75% of the Trust’s outstanding Shares entitled to vote thereon and by such vote or votes of the holders of any class or classes or series of Shares as may be required by the 1940 Act. Closed-end funds are not required to have any limitations or restrictions on investments in illiquid securities, whereas open-end funds typically cannot have more than 15% of their net assets in illiquid securities in order to meet redemptions upon request by shareholders. Thus, if the Fund were to convert to an open-end fund, it would have to adopt a limitation on illiquid securities and revise its investment objective, strategies and policies. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment funds absent significant changes in portfolio holdings, including with respect to certain illiquid securities, and investment policies. The Board believes, however, that the closed-end structure is desirable, given the Fund’s investment objective, strategies and policies. See “Description of Capital Structure.”

Risk factors

The information contained under the heading “Additional Information Regarding the Fund—Risk Factors” in the Fund’s Annual Report is incorporated herein by reference. Each of the risk factors contained thereunder is a principal risk of the Fund. Investors should consider the specific risk factors and special considerations associated with investing in the Fund as described in more detail under “Risk Factors” in this Prospectus. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment.

A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risks associated with such offering.

Financial highlights

The financial highlights table is intended to help you understand the Fund’s financial performance for the periods presented. Certain information reflects financial results for a single Common Share of the Fund. The financial highlights as of and for the fiscal years ended September 30, 2025, September 30, 2024, September 30, 2023, September 30, 2022 and September 30, 2021 have been audited by KPMG LLP, independent registered public accounting firm for the Fund.  The financial highlights for the six-month period ended March 31, 2026 are unaudited and are included in the Fund’s Semi-Annual Report for the fiscal period ended March 31, 2026, which is incorporated by reference. KPMG’s report on the financial statements and financial highlights, together with the financial statements and financial highlights of the Fund for such fiscal years, is included in the Fund’s Annual Report for the fiscal year ended September 30, 2025 and is incorporated by reference. The information in the table below for the period ended September 30, 2020 is derived from the Fund’s financial statements for the fiscal year ended September 30, 2020.

	For the Six-Month Period Ended March 31,		For the Fiscal Years Ended September 30,
	2026 (unaudited)		2025		2024		2023		2022		2021
PER SHARE OPERATING PERFORMANCE:
Net asset value per common share, beginning of period	$21.51		$21.17		$19.16		$18.93		$22.27		$19.43
Net investment income(a)	0.05		0.18		0.15		0.28		0.04		0.20
Net realized and unrealized gains/(losses) on investments and foreign currency transactions	2.45		2.60		3.85		1.39		(2.01)		3.94
Total from investment operations applicable to common shareholders	2.50		2.78		4.00		1.67		(1.97)		4.14
Distributions to common shareholders from:
Net investment income	(1.29)		(0.48)		(0.39)		(0.68)		(0.22)		(1.20)
Net realized gains	–		(0.76)		(1.08)		(0.76)		(1.15)		(0.10)
Return of capital	–		(1.20)		(0.52)		–		–		–
Total distributions	(1.29)		(2.44)		(1.99)		(1.44)		(1.37)		(1.30)
Net asset value per common share, end of period	$22.72		$21.51		$21.17		$19.16		$18.93		$22.27
Market price, end of period	$22.36		$21.13		$20.21		$16.10		$15.73		$19.93
Total Investment Return Based on(b):
Market price	12.17%		18.55%		39.95%		11.04%		(15.23)%		21.54%
Net asset value	11.96	%(c)	15.21	%(c)	23.19	%(c)	9.80	%(c)	(8.70	)%(c)	22.39	%(c)
Ratio to Average Net Assets Applicable to Common Shareholders/Supplementary Data:
Net assets applicable to common shareholders, end of period (000 omitted)	$718,559		$622,562		$612,616		$482,924		$167,645		$197,185
Average net assets applicable to common shareholders (000 omitted)	$686,066		$589,139		$513,100		$372,392		$195,544		$196,015
Gross operating expenses	1.94	%(d)	2.16%		2.04%		1.85%		1.99%		1.78%
Net operating expenses, net of fee waivers	1.94	%(d)	2.16	%(e)	2.00	%(e)	1.83	%(e)	1.99	%(e)	1.78%
Net operating expenses, net of fee waivers, excluding deferred tax expense	1.62	%(d)	1.65%		1.65%		1.65%		1.79%		1.78%
Net Investment income	0.48	%(d)	0.90%		0.73%		1.36%		0.20%		0.92%
Portfolio turnover	24	%(f)	23%		15	%(g)	28	%(h)	25%		28%

(a)	Based on average shares outstanding.
(b)	Total investment return based on market value is calculated assuming that shares of the Fund’s common stock were purchased at the closing market price as of the beginning of the period, dividends, capital gains and other distributions were reinvested as provided for in the Fund’s dividend reinvestment plan and then sold at the closing market price per share on the last day of the period. The computation does not reflect any sales commission investors may incur in purchasing or selling shares of the Fund. The total investment return based on the net asset value is similarly computed except that the Fund’s net asset value is substituted for the closing market value.
(c)	The total return shown includes the impact of financial statement rounding of the NAV per share and/or financial statement adjustments.
(d)	Annualized.
(e)	The Fund recorded deferred tax expense associated with its subsidiary’s investments in partnerships of $1,070,482, $3,007,019, $1,797,274, $654,810 and $402,135 for the six months period ended March 31, 2026 and the years ended, September 30, 2025, September 30, 2024, September 30, 2023 and September 30, 2022, respectively.
(f)	Not annualized.
(g)	The portfolio turnover calculation excludes $61,946,459 and $58,008,972 of proceeds received and cost of investments related to rebalancing the portfolio after the fund reorganization which occurred on September 20, 2024.
(h)	The portfolio turnover calculation excludes $194,946,484 and $181,919,462 of proceeds received and cost of investments related to rebalancing the portfolio after the fund reorganization which occurred on March 10, 2023.

	For the Period Ended September 30, 2020(a)
PER SHARE OPERATING PERFORMANCE(b):
Net asset value per common share, beginning of period	$20.00
Net investment income	0.02
Net realized and unrealized gains/(losses) on investments and foreign currency transactions	(0.59)
Total from investment operations applicable to common shareholders	(0.57)
Net asset value per common share, end of period	$19.43
Market value, end of period	$17.51
Total Investment Return Based on(c)(e):
Market value	(12.45)%
Net asset value	(2.85)%
Ratio to Average Net Assets Applicable to Common Shareholders/Supplementary Data:
Net assets applicable to common shareholders, end of period (000 omitted)	$172,015
Average net assets applicable to common shareholders (000 omitted)	$177,052
Net operating expenses	2.00	%(d)(f)
Net investment income	0.55	%(d)
Portfolio turnover	0.00	%(e)

(a)	For the period from July 29, 2020 (commencement of operations) through September 30, 2020.
(b)	Based on average shares outstanding.
(c)	Total investment return based on market value is calculated assuming that shares of the Fund’s common stock were purchased at the closing market price as of the beginning of the period, dividends, capital gains, and other distributions were reinvested as provided for in the Fund’s dividend reinvestment plan and then sold at the closing market price per share on the last day of the period. The computation does not reflect any sales commission investors may incur in purchasing or selling shares of the Fund. The total investment return based on the net asset value is similarly computed except that the Fund’s net asset value is substituted for the closing market value.
(d)	Annualized.
(e)	Not annualized.
(f)	The expense ratio is higher than the Fund anticipates for a typical fiscal year due to the short fiscal period covered by the report.

Amounts listed as “–” are $0 or round to $0.

Senior Securities

The Fund does not currently have any senior securities outstanding.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund was organized as a statutory trust under the laws of the State of Maryland on November 13, 2019 and commenced operations on July 29, 2020.

abrdn Inc. (the “Adviser”) serves as the investment adviser to the Fund. abrdn Investments Limited (“aIL” or the “Subadviser”) serves as subadviser to the Fund. Each of the Adviser and Subadviser is a wholly-owned subsidiary of abrdn Holdings Limited and each an indirect wholly-owned subsidiary of Aberdeen Group plc, which manages approximately $527 billion in assets as of June 30, 2026. Each of the Adviser and Subadviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

USE OF PROCEEDS

The Fund registered $300,000,000 aggregate initial offering price of Securities pursuant to the Registration Statement of which this Prospectus is a part. Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated in this Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within 30 days after the completion of such offering. Pending the full investment of the proceeds of an offering, it is anticipated that the net proceeds will be invested in fixed income securities and other permitted investments. See “Investment Objective and Policies”. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to Common Shareholders.

INVESTMENT OBJECTIVE AND POLICIES

The Fund seeks to achieve its investment objective by investing primarily in a portfolio of income-producing public and private infrastructure equity investments around the world.

Under normal circumstances, at least 80% of the Fund’s net assets (plus the amount of any borrowings for investment purposes) is invested in U.S. and non-U.S. infrastructure-related issuers. The Fund considers infrastructure-related issuers to be those engaged in the ownership, management, construction, development, operation, utilization or financing of assets in infrastructure-related industries, and includes issuers in the construction and engineering, construction materials, gas utilities, electric utilities, multi-utilities, water utilities, independent power and renewable electricity producers, diversified telecommunication services, wireless telecommunications services, media, transportation infrastructure, ground transportation, and oil, gas and consumable fuels industries, as identified by an independent third-party classification service, or issuers deemed by the Advisers to have similar infrastructure-related characteristics.

The Fund may invest in issuers located anywhere in the world, including issuers located in emerging markets. Under normal circumstances, the Fund invests in issuers from at least three different countries and invests at least 40% of its total assets (unless market conditions are not deemed favorable by the Advisers, in which case the Fund would invest at least 30% of its total assets) in non-US issuers. A company is considered a non-US issuer if Fund management determines that the company meets one or more of the following criteria:

●	the company is organized under the laws of a country outside the U.S.;
●	the company has its principal office in, or management is located in, a country outside the U.S.; and/or
●	the company has its principal securities trading market in a country outside the U.S.

It is currently anticipated that, under normal circumstances, the Fund’s investments in emerging market issuers will not exceed 30% of the Fund’s total assets. At times, the Fund may have a significant amount of its assets invested in a country or geographic region. The Fund may invest in securities denominated in U.S. dollars and currencies of foreign countries.

The Fund’s investment portfolio generally will be comprised of the following:

●	Public Infrastructure Investments. The Fund invests, under normal circumstances, at least 60%, and generally expects to invest approximately 75%, of its total assets in listed equity securities of infrastructure-related issuers. Equity securities in which the Fund invests include primarily common stocks, preferred stocks and depositary receipts. The Fund may invest in securities of any market capitalization. During the period of initial investment in Private Infrastructure Opportunities (defined below), the Fund may refrain from making new investments in Private Infrastructure Opportunities, if necessary, for liquidity purposes, and invest up to 100% of its total assets in public infrastructure investments.

●	Private/Direct Infrastructure Investments. Under normal circumstances, the Fund invests at least 10%, and currently intends to generally invest closer to 25%, of its total assets, measured at the time of investment, in infrastructure assets through private transactions (“Private Infrastructure Opportunities”). A “private transaction” means an investment in infrastructure assets through the purchase of securities in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Private Infrastructure Opportunities include investments in: (i) sponsor vehicles created for the purpose of investing in private infrastructure companies or assets, as described below; (ii) equity or credit interests in private infrastructure operating companies; and (iii) to a lesser extent, private funds that invest in infrastructure assets. Private Infrastructure Opportunities may include investments alongside other funds or accounts advised by the Advisers or their affiliates in certain infrastructure assets (“Co-Investment Opportunities”) or on a stand-alone basis alongside other investors (“Stand-Alone Opportunities”). Unless and until the Fund receives an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) to co-invest in negotiated Co-Investment Opportunities (which cannot be assured), the Fund will only invest in Co-Investment Opportunities where the transaction is permitted under existing regulatory guidance, such as transactions in which price is the only negotiated term. Certain Co-Investment Opportunities and Stand-Alone Opportunities may be issued by sponsor vehicles structured, for administrative and/or tax purposes, as funds that would be investment companies but for the provisions of Section 3(c)(1) or 3(c)(7) of the 1940 Act (“sponsor vehicles”). Such sponsor vehicles do not generally have the same characteristics as funds relying on Section 3(c)(1) or 3(c)(7) that are commonly known as “private equity funds”. The Fund will not invest in funds commonly known as “private equity funds”. The Fund will invest no more than 15% of its net assets, measured at the time of investment, in all sponsor vehicles and no more than 3% of its net assets, measured at the time of investment, in a single sponsor vehicle. In addition, at all times, the Fund will own only a minority ownership interest (i.e., less than 50%) in any sponsor vehicle in which it invests.

The Fund may have a lower percentage of its total assets invested in Private Infrastructure Opportunities and a higher percentage of its assets invested in publicly listed infrastructure issuers during certain periods in the life-cycle of the Fund, such as during the period of initial investment in Private Infrastructure Opportunities. In addition, as the Fund disposes of individual Private Infrastructure Opportunities, the Fund will look to redeploy its capital into new Private Infrastructure Opportunities, which may be scarce.

In addition, the Fund may use derivative instruments from time to time, primarily to hedge currency exposure, although it is not required to do so. To the extent the Fund invests in derivative instruments that provide economic exposure to infrastructure-related issuers, such investments will be counted for purposes of the Fund’s 80% investment policy. The Fund will value derivatives based on market value or fair value for purposes of its 80% investment policy.

In selecting public infrastructure investments, the Advisers seek to invest in quality companies and are active, engaged owners. The Advisers evaluate a company against quality criteria and build conviction using a team-based approach and peer review process. The quality assessment covers five key factors: 1) the durability of the business model, 2) the attractiveness of the industry, 3) the strength of financials, 4) the capability of management, and 5) the most material environmental, social and governance factors impacting a company. The Advisers seek to understand what is changing in companies, industries and markets but is not being priced into the market or is being mispriced. Through fundamental research, supported by a global research presence, the Advisers seek to identify companies whose quality is not yet fully recognized by the market. As active equity investors, the Advisers use deep fundamental research and a disciplined investment process to pursue the Fund’s investment objective.

With respect to the Fund’s private/direct infrastructure investments, the Advisers’ process combines their expertise developed over the last decade in sourcing, diligencing and monitoring Private Infrastructure Opportunities. The Advisers use this information, combined with first-hand research, a disciplined due diligence process and its experience and understanding of the infrastructure sector and the related risks, in order to select Private Infrastructure Opportunities that the Advisers believe will help it achieve the Fund’s investment objective. The Advisers pursue Private Infrastructure Opportunities which they believe can generate incremental returns depending on the timing and quality of available opportunities.

The Fund may invest up to 20% of its net assets in securities issued by companies that are not infrastructure companies. The Fund may also invest in debt securities, including short-term debt obligations, cash or cash equivalents.

The Fund intends to achieve the income component of its investment objective by investing in dividend-paying listed equity securities and Private Infrastructure Opportunities. The Fund’s income distributions are supplemented by realized capital gains and, to the extent necessary, paid-in capital, which is a nontaxable return of capital.

Unless otherwise stated, the Fund’s investment policies are non-fundamental policies and may be changed by the Board without prior shareholder approval. The Fund’s policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in U.S. and non-U.S. infrastructure-related issuers may be changed by the Board without shareholder approval; however, if this policy changes, the Fund will provide shareholders at least 60 days’ written notice before implementation of the change in compliance with SEC rules. Unless otherwise stated, these investment restrictions apply at the time of purchase; the Fund will not be required to reduce a position due solely to market price fluctuations.

The Fund may invest in money market mutual funds; cash; cash equivalents; securities issued or guaranteed by the U.S. government or its instrumentalities or agencies; high quality, short-term money market instruments; short-term debt securities; certificates of deposit; bankers’ acceptances and other bank obligations; commercial paper or other liquid debt securities on a temporary basis to meet working capital needs, including, but not limited to, for collateral in connection with certain investment techniques, to hold a reserve pending payment of distributions and to facilitate the payment of expenses and settlement of trades. Under adverse market or economic conditions, the Fund may invest up to 100% of its total assets in these securities on a temporary basis. To the extent the Fund invests in these securities, the Fund may not achieve its investment objective.

Leverage. The Fund currently does not intend to borrow money or issue debt securities or preferred shares. The Fund is, however, permitted to borrow money or issue debt securities in an amount up to 33⅓% of the value of the Fund’s total assets, and issue preferred shares in an amount up to 50% of its total assets. Although it has no present intention to do so, the Fund reserves the right to borrow money from banks or other financial institutions, or issue debt securities or preferred shares, in the future if it believes that market conditions would be conducive to the successful implementation of a leveraging strategy through borrowing money or issuing debt securities or preferred shares.

Under the Investment Company Act, the Fund is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Fund would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to senior securities representing indebtedness (i.e., for every dollar of indebtedness outstanding, the Fund is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred stock (i.e., for every dollar of preferred stock outstanding, the Fund is required to have at least two dollars of assets). The Investment Company Act also provides that the Fund may not declare distributions or purchase its stock (including through tender offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. However, certain short-term borrowings (such as for cash management purposes) are not subject to the 33⅓% limitation if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Fund.

There can be no assurance that a leveraging strategy will be successful during any period in which it is used. The use of leverage creates an opportunity for increased income and capital appreciation for common shareholders, but at the same time creates special risks that may adversely affect common shareholders. Because the Fund’s management fee is based upon a percentage of its Managed Assets, the management fee would be higher when the Fund is leveraged. Therefore, the Advisers have a financial incentive to use leverage, which will create a conflict of interest between the Advisers and the common shareholders, who will bear the costs of the Fund’s leverage, during periods in which it is used.

PORTFOLIO TURNOVER

The Fund’s portfolio turnover rate may vary from year to year. A high portfolio turnover rate increases a fund’s transaction costs (including brokerage commissions and dealer costs), which would adversely impact a fund’s performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if a fund had lower portfolio turnover.

INVESTMENT SECURITIES

The information contained under the heading “Additional Information Regarding the Fund—Investment Securities” in the Fund’s Annual Report is incorporated herein by reference.

Risk factors

The information contained under the heading “Additional Information Regarding the Fund—Risk Factors” in the Fund’s Annual Report, except for the disclosure under the heading “Operational Risks—Limited Term and Tender Offer Risk,” is incorporated herein by reference. Investors should consider the specific risk factors and special considerations associated with investing in the Fund. An investment in the Fund is subject to investment risk, including the possible loss of your entire investment.

A Prospectus Supplement relating to an offering of the Fund’s securities may identify additional risks associated with such offering.

The following information supplements the section “Additional Information Regarding the Fund—Risk Factors—Infrastructure-Related Investments Risk” in the Fund’s Annual Report.

Developing Industries Risk. Some infrastructure-related issuers, such as those involved in projects that support the development of artificial intelligence (“AI”) and data centers, are focused on developing new technologies and are strongly influenced by technological changes. Product development efforts by such issuers may not result in viable commercial products. These issuers may bear high research and development costs, which can limit their ability to maintain operations during periods of organizational growth or instability. Some infrastructure-related issuers in which the Fund invests may be in the early stages of operations and may have limited operating histories and smaller market capitalizations on average than issuers in other sectors. As a result of these and other factors, the value of investments in such issuers may be considerably more volatile than that in more established segments of the economy.

The following information supplements the section “Additional Information Regarding the Fund—Risk Factors—Industry Specific Risks” in the Fund’s Annual Report.

Utility Sector Risk. During periods of rising interest rates, the value of securities issued by utilities companies typically decreases, and vice versa. In most countries and localities, the utilities sector is regulated by governmental entities, which can increase costs and delays for new projects and make it difficult to pass increased costs on to consumers. In certain areas, deregulation of utilities has resulted in increased competition and reduced profitability for certain companies, and increased the risk that a particular company will become bankrupt or fail completely. Reduced profitability, as well as new uses for or additional need of funds (such as for expansion, operations or stock buybacks), could result in reduced dividend payout rates for utilities companies. In addition, utilities companies face the risk of increases in the cost and reduced availability of fuel (such as oil, coal, natural gas or nuclear energy) and potentially high interest costs for borrowing to finance new projects. The rapid growth of data centers and AI-related computing infrastructure is driving significant incremental demand for electric power, which may strain existing generation and transmission capacity, increase energy costs, and create grid pressures. Utilities that are unable to meet this growing demand, or that face delays in permitting, interconnection, or capacity additions, may experience adverse effects on their operations and financial performance.

Energy Infrastructure Sector Risk. The Fund is subject to adverse economic, environmental, business, regulatory or other occurrences affecting the energy infrastructure sector. The energy infrastructure sector has historically experienced substantial price volatility. Companies operating in the energy infrastructure sector are subject to specific risks that could cause the value of the Fund to decline, including, among others: a downturn in one or more industries within the energy sector; fluctuations in commodity prices; fluctuations in consumer demand for commodities such as oil, natural gas or petroleum products; fluctuations in the supply of oil, natural gas or other commodities for transporting, processing, storing or delivering; slowdowns in new construction; extreme weather or other natural disasters; pandemics; wars and armed conflicts in geographic areas where energy infrastructures are concentrated; and threats of terrorist attacks. Additionally, changes in economic conditions of key energy producing and consuming countries, domestic and foreign government regulations (including policies designed to reduce carbon emissions and/or address climate change), international politics, policies of the Organization of Petroleum Exporting Countries (OPEC), taxation and tariffs may adversely impact the profitability of energy infrastructure companies. Moreover, energy infrastructure companies may incur environmental costs and liabilities due to the nature of their businesses and substances handled. Over time, depletion of natural gas reserves and other energy reserves may also affect the profitability of energy infrastructure companies. The rapid expansion of AI computing and data center capacity is generating significant new demand for power generation, transmission, and fuel supply infrastructure. Energy infrastructure companies that serve or seek to serve this growing market may face additional risks, including uncertainty regarding the pace and scale of data center power demand, potential shifts in the types of generation favored by data center operators (such as nuclear, natural gas, or renewable energy), delays in grid interconnection and permitting, and exposure to the capital expenditure cycles of a concentrated group of hyperscale technology customers. A slowdown in AI adoption, advances in AI model efficiency that reduce power intensity, or a broader reassessment of commercial returns from AI deployment could reduce the anticipated demand for energy infrastructure investments, adversely affecting the revenues and valuations of energy infrastructure companies in which the Fund invests.

Management of the Fund

Board of Trustees

The management of the Fund, including general supervision of the duties performed by the Adviser, is the responsibility of the Board under the laws of the State of Maryland and the 1940 Act.

The Adviser and Subadviser

abrdn Inc., the Fund’s investment adviser, is located at 1900 Market Street, Suite 200, Philadelphia, PA 19103 and is an indirect wholly-owned subsidiary of Aberdeen Group plc (formerly known as abrdn plc), which manages approximately $527 billion in assets as of June 30, 2026. Aberdeen Group plc and its affiliates (collectively, “Aberdeen”) provide asset management and investment solutions for clients and customers worldwide and also have a strong position in the pensions and savings market.

abrdn Investments Limited (“aIL”), is located at 1 George Street, Edinburgh, United Kingdom, EH2 2LL and is an indirect wholly-owned subsidiary of Aberdeen Group plc.

Advisory Agreements

The Fund and the Adviser are parties to an advisory agreement (the “Advisory Agreement”). Under the Advisory Agreement, the Fund appoints the Adviser to act as investment adviser to the Fund in accordance with the stated investment policies and restrictions of the Fund as set forth in the Fund’s registration statement.

The Adviser, the Sub-Adviser and the Fund are parties to a sub-advisory agreement (the “Sub-Advisory Agreement”). Under the Sub-Advisory Agreement, the Sub-Adviser is responsible for the investment management of the Fund’s assets subject to the supervision of the Adviser and the Board.

As compensation for its services to the Fund, abrdn Inc. receives an investment advisory fee based on the Fund’s average daily Managed Assets, computed daily and payable monthly, at the following annual rate: 1.35% of the Fund’s average daily Managed Assets up to $500 million, 1.30% of the Fund’s average daily Managed Assets between $500 million and $1 billion, and 1.25% of the Fund’s average daily Managed Assets in excess of $1 billion. Under the Subadvisory Agreement, the Subadviser will be entitled to 65% of the advisory fee received, after fee waivers and expense reimbursements, if any, by the Adviser. The subadvisory fee payable to the Subadviser will be paid by the Adviser out of the management fees it receives from the Fund; accordingly, decisions to increase or decrease the portion of assets allocated to the Subadviser will not affect the fees the Fund pays for portfolio management services.

The Fund pays all of its other expenses including, among others, legal fees and expenses of counsel to the Fund and the Fund’s independent trustees; insurance (including trustees’ and officers’ errors and omissions insurance); auditing and accounting expenses; taxes and governmental fees; listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund’s custodians, administrators, transfer agents, registrars and other service providers; expenses for portfolio pricing services by a pricing agent, if any; other expenses in connection with the issuance, offering and underwriting of shares or debt instruments issued by the Fund or with the securing of any credit facility or other loans for the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; brokerage commissions and other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to shareholders; expenses of the dividend reinvestment and optional cash purchase plan (except for brokerage expenses paid by participants in such plan); compensation and expenses of trustees; costs of stationery; any litigation expenses; and costs of shareholders’ and other meetings.

The Advisory and Sub-Advisory Agreements with abrdn Inc. and aIL, respectively, were effective for an initial term of two years and may be continued thereafter from year to year provided such continuance is specifically approved at least annually in the manner required by the 1940 Act. The Advisory and Sub-Advisory Agreements may be terminated at any time without payment of penalty by the Fund or by aIL upon 60 days’ written notice. The Advisory and Sub-Advisory Agreements will automatically terminate in the event of its assignment, as defined under the 1940 Act. Under the Advisory and Sub-Advisory Agreements, abrdn Inc. and aIL are permitted to provide investment advisory services to other clients. Information regarding the basis of the Board’s approval of the investment advisory and sub-advisory agreements with abrdn Inc. and aIL, respectively, is available in the Fund’s annual shareholder report for the fiscal year ended September 30, 2025.

In rendering investment advisory services to the Fund, aIL and abrdn Inc. may use the resources of subsidiaries owned by Aberdeen Group plc. The Aberdeen Group plc affiliates have entered into a memorandum of understanding/personnel sharing procedures pursuant to which investment professionals from the Aberdeen Group plc affiliates may render portfolio management, research and/or trade services to U.S. clients of aIL or abrdn Inc.

The Administrator

abrdn Inc., located at 1900 Market Street, Suite 200, Philadelphia, PA 19103, serves as administrator to the Fund. Under the administration agreement, abrdn Inc. is generally responsible for managing the administrative affairs of the Fund.

For administration related services, abrdn Inc. is entitled to receive a fee that is computed monthly and paid quarterly at an annual rate of 0.08% of the Fund’s average monthly net assets.

State Street Bank and Trust Company serves as sub-administrator of the Fund and is paid by abrdn Inc. out of the fees it receives as the Fund’s administrator.

Investor Relations

Under the terms of the Amended and Restated Investor Relations Services Agreement approved by the Fund’s Board, abrdn Inc. provides and pays third parties to provide investor relations services to the Fund and certain other funds advised by the Adviser or its affiliates as part of an Investor Relations Program. Under the Amended and Restated Investor Relations Services Agreement, the Fund owes a portion of the fees related to the Investor Relations Program (the “Fund’s Portion”). However, investor relations services fees are limited by abrdn Inc. so that the Fund will only pay up to an annual rate of 0.05% of the Fund’s average weekly net assets. Any difference between the capped rate of 0.05% of the Fund’s average weekly net assets and the Fund’s Portion is paid for by abrdn Inc.

Pursuant to the terms of the Amended and Restated Investor Relations Services Agreement, abrdn Inc. (or third parties engaged by abrdn Inc.), among other things, provides objective and timely information to shareholders based on publicly available information; provides information efficiently through the use of technology while offering shareholders immediate access to knowledgeable investor relations representatives; develops and maintains effective communications with investment professionals from a wide variety of firms; creates and maintains investor relations communication materials such as fund manager interviews, films and webcasts, publishes white papers, magazine articles and other relevant materials discussing the Fund’s investment results, portfolio positioning and outlook; develops and maintains effective communications with large institutional shareholders; responds to specific shareholder questions; and reports activities and results to the Board and management detailing insight into general shareholder sentiment.

LEGAL PROCEEDINGS

As of the date of this Prospectus, the Fund, the Adviser and the Subadviser are not currently parties to any material legal proceedings.

NET ASSET VALUE OF COMMON SHARES

The NAV of the Fund’s Common Shares is determined each day the New York Stock Exchange (“NYSE”) is open as of the close of regular trading (normally, 4:00 p.m., Eastern time). The Fund follows the principles set forth under the heading “Notes to Financial Statements—Summary of Significant Accounting Policies—Security Valuation” in the Fund’s Annual Report, which is incorporated herein by reference, to determine the value of the Fund’s portfolio holdings.

DISTRIBUTIONS

The Board has authorized a managed distribution policy (“MDP”) of paying monthly distributions equal to 12% on an annual basis of the average daily NAV as of the month-end prior to declaration. Under the MDP, distributions to shareholders may include net investment income, realized capital gains or, if necessary, returns of capital. A return of capital may occur, for example, when some or all of the money that shareholders invested in the Fund is paid back to them. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “income” or “yield.” No conclusions should be drawn about the Fund’s investment performance from the amount of the Fund’s distributions or from the terms of the MDP.

The Fund is covered under exemptive relief received by the Fund’s investment adviser from the SEC that allows the Fund to distribute long-term capital gains as frequently as monthly in any one taxable year (the “Section 19(b) Order”). With each distribution, the Fund will issue a notice to shareholders and an accompanying press release which will provide detailed information regarding the amount and composition of the distribution and other information as required by the Section 19(b) Order. The Fund’s Board may amend or terminate the MDP at any time without prior notice to shareholders; however, at this time, there are no reasonably foreseeable circumstances that might cause the termination of the MDP. You should not draw any conclusions about the Fund’s investment performance from the amount of distributions or from the terms of the Fund’s MDP.

The Section 19(b) Order permitting the adoption of the MDP requires the Fund to adhere to certain conditions with respect to public offerings. The Section 19(b) Order requires that the Fund will not make a public offering of the Fund’s Common Shares other than: (i) a rights offering that is below NAV to holders of the Fund’s Common Shares; (ii) an offering in connection with a dividend reinvestment plan, merger, consolidation, acquisition, spin off or reorganization of the Fund; or (iii) an offering in which the Fund’s annualized distribution rate for the six months ending on the last day of the month ended immediately prior to the most recent distribution record date, expressed as a percentage of NAV as of such date, is no more than 1 percentage point greater than the Fund’s average annual total return for the 5-year period ending on such date and the transmittal letter accompanying any registration statement filed with the SEC in connection with the offering discloses that the Fund has an managed distribution policy exemptive order. Any offer under this Prospectus will comply with the conditions of the Section 19(b) Order.

Under applicable U.S. tax rules, the amount and character of distributable income for each fiscal year can only be determined as of the end of the Fund’s fiscal year, September 30. Under Section 19 of the 1940 Act, the Fund is required to indicate the sources of certain distributions to shareholders. The estimated distribution composition may vary from month to month because it may be impacted by future income, expenses and realized gains and losses on securities and fluctuations in the value of the currencies in which Fund assets are denominated.

TAX MATTERS

The following is (i) a description of the material U.S. federal income tax consequences of owning and disposing of Common Shares and (ii) a description of some of the important U.S. federal income tax considerations affecting the Fund. The discussion below provides general tax information related to an investment in Common Shares, but this discussion does not purport to be a complete description of the U.S. federal income tax consequences of an investment in such securities. It is based on the Code and United States Treasury Regulations and administrative pronouncements, all as of the date hereof, any of which is subject to change or differing interpretation, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Common Shareholder’s particular circumstances, including alternative minimum tax consequences and tax consequences applicable to Common Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Common Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the Common Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; real estate investment trusts; insurance companies; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Common Shareholder that holds Common Shares as a capital asset and is a U.S. holder. A “U.S. holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Shares and is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person. Tax laws are complex and often change, and Common Shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund. For more information, please see the section of the SAI entitled “Tax Matters.”

The Fund

The Fund has elected to be treated as and intends to continue to qualify in each taxable year as a regulated investment company (a “RIC”) under Subchapter M of the Code. Assuming the Fund so qualifies and satisfies certain distribution requirements, the Fund generally will not be subject to U.S. federal income tax on income distributed (including amounts that are reinvested pursuant to the Plan) in a timely manner to its shareholders in the form of dividends or capital gain distributions. If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to its shareholders. If the Fund makes such an election, each Common Shareholder will be required to report its share of such undistributed net capital gain as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gain as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Common Shareholder will be entitled to increase the adjusted tax basis of its Common Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a taxable year.

To qualify as a RIC for any taxable year, the Fund must, among other things, satisfy both an income test and an asset test for such taxable year. Specifically, (i) at least 90% of the Fund’s gross income for such taxable year must consist of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; and net income derived from interests in “qualified publicly traded partnerships” (such income, “Qualifying RIC Income”) and (ii) the Fund’s holdings must be diversified so that, at the end of each quarter of such taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (i) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (ii) less than 90% of its gross income for the relevant taxable year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in stock and securities.

Investments in Partnerships

The Fund may invest in unregistered funds and other entities properly treated as partnerships for U.S. federal income tax purposes (other than qualified publicly traded partnerships). An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) is generally not itself subject to federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partners receive cash distributions with respect to such items. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to the Fund (including in circumstances where investments by an underlying partnership, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of assets that it would otherwise have continued to hold in order to generate cash for distributions to Fund shareholders. In addition, the Fund may have to dispose of an investment in a partnership or devise other methods of cure (such as holding the investment through a taxable subsidiary), to the extent the partnership earns income of a type that is not qualifying income for purposes of the gross income test or holds assets that could cause the Fund not to satisfy the RIC asset diversification tests.

Any distribution by a partnership to the Fund in excess of the Fund’s allocable share of the partnership’s net taxable income will decrease the Fund’s tax basis in its partnership interest and will therefore increase the amount of gain (or decrease the amount of loss) that will be recognized by the Fund on the disposition of its partnership interest.

A portion of any gain or loss recognized by the Fund on a disposition of a partnership interest (or by a partnership on a disposition of an underlying asset) may be separately computed and treated as ordinary income or loss under the Code to the extent attributable to assets of the partnership that give rise to depreciation recapture, intangible drilling and development cost recapture, or other “unrealized receivables” or “inventory items” under the Code. Any such gain may exceed net taxable gain realized on the disposition and will be recognized even if there is a net taxable loss on the disposition. The Fund’s net capital losses may only be used to offset capital gains and therefore cannot be used to offset gains that are treated as ordinary income. Thus, the Fund could recognize both gain that is treated as ordinary income and a capital loss on a disposition of a partnership interest (or on a partnership’s disposition of an underlying asset) and would not be able to use the capital loss to offset that gain. Any capital losses that the Fund recognizes on a disposition of a partnership interest can only be used to offset capital gains that the Fund recognizes. Any capital losses that the Fund is unable to use may be carried forward to reduce its capital gains in later years.

The Fund may invest a portion of the assets allocated to the Private Infrastructure Opportunities indirectly through one or more wholly owned subsidiaries formed in one or more jurisdictions and treated as corporations for U.S. federal income tax purposes (each, a “Blocker Corporation,” and together, the “Blocker Corporations”). The Fund may invest indirectly through a Blocker Corporation if it believes it is desirable to do so to comply with the requirements for qualification as a RIC under the Code.

For example, the Fund may hold equity interests in an operating company conducted in “pass-through” form (i.e., as a partnership for U.S. federal income tax purposes) through a taxable domestic Blocker Corporation because such an investment, if made directly, would produce income that is not qualifying income for a RIC. Any Blocker Corporation organized in the United States will generally be subject to U.S. federal, state and local income tax at corporate rates on its taxable income, which taxes (and any other taxes borne by subsidiaries) would adversely affect the returns from investments held through the Blocker Corporation. In general, in order to comply with the diversification requirements under Subchapter M of the Code, the Fund may not invest more than 25% of the value of its assets in the stock of one or more Blocker Corporations that are engaged in the same or similar or related trades or businesses.

Owning and Disposing of Common Shares

Distributions of the Fund’s ordinary income and net short-term capital gains will generally be taxable to the Common Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions or deemed distributions, if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time the Common Shareholder has owned Common Shares. Distributions made to a non-corporate Common Shareholder out of “qualified dividend income,” if any, received by the Fund will be subject to tax at reduced maximum rates, provided that the Common Shareholder meets certain holding period and other requirements with respect to its Common Shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits will be treated by a Common Shareholder as a return of capital that will be applied against and reduce the Common Shareholder’s basis in its Common Shares. To the extent that the amount of any such distribution exceeds the Common Shareholder’s basis in its Common Shares, the excess will be treated as gain from a sale or exchange of the Common Shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Common Shares pursuant to the Plan.

A Common Shareholder may recognize a capital gain or loss on the sale or other disposition of Common Shares. The amount of the gain or loss will be equal to the difference between the amount realized and the Common Shareholder’s adjusted tax basis in the relevant Common Shares. Such gain or loss generally will be a long-term gain or loss if the Common Shareholder’s holding period for such Common Shares is more than one (1) year. Under current law, net capital gains recognized by non-corporate Common Shareholders are generally subject to reduced maximum rates. Losses realized by a Common Shareholder on the sale or exchange of Common Shares held for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or deemed received, as discussed above) with respect to such Common Shares. In addition, no loss will be allowed on a sale or other disposition of Common Shares if the Common Shareholder acquires (including pursuant to the Plan) Common Shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund Common Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Non-U.S. Common Shareholders

If a Common Shareholder is a nonresident alien, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes, (a “non-U.S. Common Shareholder”) whose ownership of Common Shares is not “effectively connected” with a U.S. trade or business, ordinary income dividends distributed to such non-U.S. Common Shareholder by the Fund will generally be subject to U.S. federal withholding tax at a rate of 30% (or a lower rate under an applicable treaty). Net capital gain dividends distributed by the Fund to a non-U.S. Common Shareholder whose ownership of Common Shares is not “effectively connected” with a U.S. trade or business and who is not an individual present in the United States for 183 days or more during the taxable year will generally not be subject to U.S. withholding tax. For a more detailed discussion of the tax consequences of the ownership of Common Shares by a non-U.S. Common Shareholder, please see the discussion in the SAI under “Tax Matters — Non-U.S. Common Shareholders.”

Backup Withholding

If a Common Shareholder does not provide the applicable payor with its correct taxpayer identification number and any required certifications, such Common Shareholder may be subject to backup withholding (currently, at a rate of 24%) on the distributions it receives (or is deemed to receive) from the Fund. Backup withholding will not, however, be applied to payments that have been subject to the 30% withholding tax applicable to non-U.S. Common Shareholder.

Foreign Account Tax Compliance Act

In addition, the Fund is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. To avoid withholding, foreign financial institutions will need to (i) enter into agreements with the IRS that state that they will provide the IRS information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply. Under some circumstances, a non-U.S. Common Shareholder may be eligible for refunds or credits of such taxes.

CLOSED-END FUND STRUCTURE

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund’s investment objectives and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their NAV. In recognition of the possibility that the Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of Common Shareholders, the Board, in consultation with the Adviser, from time to time may review possible actions to reduce any such discount. The Board approved an open market share repurchase program (the “Program”) for the Fund. The Program allows the Fund to purchase, in the open market, its outstanding Common Shares, with the amount and timing of any repurchase determined at the discretion of the Fund’s investment adviser. Such purchases may be made opportunistically at certain discounts to NAV per share in the reasonable judgment of management based on historical discount levels and current market conditions.

On a quarterly basis, the Fund’s Board will receive information on any transactions made pursuant to this policy during the prior quarter and if shares are repurchased management will post the number of shares repurchased on the Fund’s website on a monthly basis.  Under the terms of the Program, the Fund is permitted to repurchase up to 10% of its outstanding Common Shares in the open market during any 12-month period. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to NAV.

The Board might also consider the conversion of the Fund to an open-end mutual fund, which would also require a vote of the shareholders of the Fund. Conversion of the Fund to an open-end mutual fund would require approval of such a proposal, together with the necessary amendments to the Amended and Restated Declaration of Trust to permit such a conversion, by a majority of the Trustees then in office, by the holders of not less than 75% of the Trust’s outstanding Shares entitled to vote thereon and by such vote or votes of the holders of any class or classes or series of Shares as may be required by the 1940 Act. Closed-end funds are not required to have any limitation or restrictions on investments in illiquid securities, whereas open-end funds typically cannot have more than 15% of their net assets in illiquid securities in order to meet redemptions upon request by shareholders. Thus, if the Fund were to convert to an open-end fund, it would have to adopt a limitation on illiquid securities and revise its investment objective, strategies and policies. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment funds absent significant changes in portfolio holdings, including with respect to certain illiquid securities, and investment policies. The Board believes, however, that the closed-end structure is desirable, given the Fund’s investment objective, strategies and policies. See “Description of Capital Structure.”

DIVIDEND REINVESTMENT AND OPTIONAL CASH PURCHASE PLAN

The information contained under the heading “Dividend Reinvestment and Optional Cash Purchase Plan” in the Fund’s Annual Report is incorporated herein by reference.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund was organized as a statutory trust under the laws of the State of Maryland on November 13, 2019 pursuant to a Declaration of Trust, which was amended and restated as of June 18, 2020 and further amended on May 27, 2026 (“Amended and Restated Declaration of Trust”). The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

General

Set forth below is information with respect to the Fund’s outstanding securities as of September 1, 2026:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Shares Held by the Fund or for its Own Account
Common Shares	100,000,000	0	31,637,267.427069

Common Shares

General

The Amended and Restated Declaration of Trust authorizes the Fund to issue up to 100,000,000 Common Shares of beneficial interest, $0.001 par value per share. The Board may, without any action by the Fund’s shareholders, amend the Amended and Restated Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class or series that the Fund has authority to issue under the Amended and Restated Declaration of Trust and under the 1940 Act. In addition, the Amended and Restated Declaration of Trust authorizes the Board of Trustees, without any action by the Fund’s shareholders, to classify and reclassify any unissued Common Shares and preferred shares into other classes or series of shares of beneficial interest by amending or supplementing the Amended and Restated Declaration of Trust to set or change the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Although the Fund does not have a present intention of doing so, the Fund could issue a class or series of shares that could delay, defer or prevent a transaction or a change in control of the Fund that might otherwise be in the shareholders’ best interests. Under applicable Maryland law and the Amended and Restated Declaration of Trust, shareholders generally are not liable for the Fund’s debts or obligations.

All Common Shares offered pursuant to this prospectus will be, upon issuance, duly authorized, fully paid and nonassessable. All Common Shares offered pursuant to this prospectus will be of the same class and will have identical rights, as described below. Holders of Common Shares are entitled to receive distributions when authorized by the Board and declared by the Fund out of assets legally available for the payment of distributions. Holders of Common Shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of the Fund’s securities. All Common Shares have equal distribution, liquidation and other rights.

Limitations on Distributions

If any preferred shares are outstanding, holders of Common Shares will not be entitled to receive any distributions from the Fund unless the Fund has paid all accumulated distributions on preferred shares and unless asset coverage (as defined in the 1940 Act) with respect to preferred shares would be at least 200% after giving effect to such distributions.

If any senior securities representing indebtedness are outstanding, holders of Common Shares will not be entitled to receive any distributions from the Fund, unless the Fund has paid all accrued interest on such indebtedness and unless asset coverage (as defined in the 1940 Act) with respect to any outstanding indebtedness would be at least 300% after giving effect to such distributions. See “Leverage.”

Liquidation Rights

Common shareholders are entitled to share ratably in the assets legally available for distribution to shareholders in the event of liquidation, dissolution or winding up, after payment of or adequate provision for all known debts and liabilities, including any outstanding debt securities or other borrowings and any interest accrued thereon. These rights are subject to the preferential rights of any other class or series of the Fund’s shares of beneficial interest, including any preferred shares. The rights of common shareholders upon liquidation, dissolution or winding up would be subordinated to the rights of senior securities representing indebtedness and, if any, the holders of any preferred shares with preferential rights.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. The presence of the holders, in person or by proxy, of shares of beneficial interest entitled to cast a majority of all the votes entitled to be cast (without regard to class) will constitute a quorum at a meeting of shareholders, except with respect to any matter that, under applicable statutes or regulatory requirements of the Declaration of Trust, requires approval by a separate vote of the holders of one or more classes of shares of beneficial interest, in which case the presence in person or by proxy of the holders of shares of beneficial interest entitled to case a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum. The Declaration of Trust provides that, except as otherwise provided in the Bylaws, Trustees will be elected by the affirmative vote of the holders of a majority of the shares of beneficial interest outstanding and entitled to vote thereon. The Bylaws provide that Trustees are elected by a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present. There is no cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the outstanding shares of beneficial interest entitled to vote will be able to elect all of the successors of the class of Trustees whose terms expire at that meeting. Pursuant to the 1940 Act, holders of preferred shares will have the right to elect two Trustees at all times. Pursuant to the Declaration of Trust and Bylaws, the Board of Trustees may amend the Bylaws to alter the vote required to elect Trustees.

Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of shareholders in each fiscal year. If the Fund is converted to an open-end company or if for any other reason the shares are no longer listed on the NYSE (or any other national securities exchange the rules of which require annual meetings of shareholders), the Fund may amend its Bylaws so that the Fund is not otherwise required to hold annual meetings of shareholders.

Market

The Fund’s Common Shares are listed on the NYSE under the trading or “ticker” symbol “ASGI.”

Transfer Agent, Dividend Paying Agent and Dividend Reinvestment Plan Agent

Computershare Trust Company, N.A. / Computershare Inc., P.O. Box 30170, College Station, Texas 77842-3170, serves as the transfer agent and agent for the Plan for the Fund’s Common Shares and the dividend paying agent for the Fund’s Common Shares.

Common Share Price Data

The Fund’s Common Shares are publicly held and are listed and traded on the NYSE. The following table sets forth for the fiscal quarters indicated the highest and lowest daily prices during the applicable quarter at the close of market on the NYSE per Common Share along with (i) the highest and lowest closing NAV and (ii) the highest and lowest premium or discount from NAV represented by such prices at the close of the market on the NYSE.

	NYSE Market Price (1)		NAV at NYSE Market Price (1)		Market Premium/(Discount) to NAV on Date of NYSE Market Price (1)
Quarter Ended	High	Low	High	Low	High	Low
June 30, 2026(2)	$24.55	$21.72	$23.12	$22.29	6.19%	(2.56)%
March 31, 2026	$25.64	$21.01	$23.34	$21.43	9.85%	(1.96)%
December 31, 2025	$23.10	$20.34	$21.59	$20.95	6.99%	(2.91)%
September 30, 2025	$21.62	$20.07	$21.32	$20.69	1.41%	(3.00)%
June 30, 2025	$20.38	$16.83	$21.22	$18.76	(3.96)%	(10.29)%
March 31, 2025	$18.60	$17.03	$20.09	$19.34	(7.42)%	(11.94)%
December 31, 2024	$20.24	$17.37	$20.69	$19.08	(2.17)%	(8.96)%
September 30, 2024	$20.21	$18.31	$21.15	$20.58	(4.44)%	(11.03)%
June 30, 2024	$19.37	$16.605	$21.38	$19.49	(9.40)%	(14.80)%
March 31, 2024	$18.27	$17.00	$20.76	$19.84	(11.99)%	(14.31)%
December 31, 2023	$17.97	$15.02	$20.98	$18.23	(14.32)%	(17.61)%

(1)         Source: Bloomberg L.P.

(2)         Data presented are with respect to a short period of time and are not indicative of future performance.

Shares of closed-end management investment companies may trade at a market price that is less than the NAV that is attributable to those shares. The possibility that the Fund’s Common Shares will trade at a discount to NAV or at a premium that is unsustainable over the long term is separate and distinct from the risk that the Fund’s NAV will decrease. It is not possible to predict whether the Fund’s Common Shares will trade at, above or below NAV in the future. On September 10, 2026, the Fund’s NAV was $21.56, and the last reported sale price of a Common Share on the NYSE was $21.90, representing a premium to NAV of 1.58%.

Open Market Share Repurchase Program

The Fund’s Board approved an open market share repurchase program (the “Program”). The Program allows the Fund to purchase, in the open market, its outstanding Common Shares, with the amount and timing of any repurchase determined at the discretion of the Fund’s investment adviser. Such purchases may be made opportunistically at certain discounts to NAV per share in the reasonable judgment of management based on historical discount levels and current market conditions.

On a quarterly basis, the Fund’s Board will receive information on any transactions made pursuant to this policy during the prior quarter and if shares are repurchased management will post the number of shares repurchased on the Fund’s website on a monthly basis.  Under the terms of the Program, the Fund is permitted to repurchase up to 10% of its outstanding Common Shares in the open market during any 12-month period. There can be no assurance, however, that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to NAV.

Pursuant to the 1940 Act, the Fund may repurchase its Common Shares on a securities exchange (provided that the Fund has informed its shareholders within the preceding six months of its intention to repurchase such Common Shares) or as otherwise permitted in accordance with Rule 23c-1 under the 1940 Act. Under Rule 23c-1, certain conditions must be met for such alternative purchases regarding, among other things, distribution of net income for the preceding fiscal year, asset coverage with respect to the Fund’s senior debt and equity securities, identity of the sellers, price paid, brokerage commissions, prior notice to shareholders of an intention to purchase shares and purchasing in a manner and on a basis which does not discriminate unfairly against the other shareholders through their interest in the Fund. In addition, Rule 23c-1 requires the Fund to file notices of such purchase with the SEC. Additionally, pursuant to Rule 23c-1(a)(10) under the 1940 Act, the Fund may also repurchase its outstanding Common Shares outside of the open market share repurchase program.

Preferred Shares

The Fund does not currently have any preferred shares outstanding.

General

The Fund’s Amended and Restated Declaration of Trust authorizes the issuance of up to 10,000,000 Preferred Shares of beneficial interest, $0.001 par value per share, with preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as determined by the Board. The Fund has no Preferred Shares issued or outstanding as of the date of this prospectus.

The Board may, without any action by the Fund’s shareholders, amend the Amended and Restated Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class or series that the Fund has authority to issue under the Amended and Restated Declaration of Trust and under the 1940 Act. In addition, the Amended and Restated Declaration of Trust authorizes the Board, without any action by the shareholders, to classify and reclassify any unissued preferred shares into other classes or series of shares from time to time by amending or supplementing the Amended and Restated Declaration of Trust to set or change the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series.

Distributions

Holders of any Preferred Shares will be entitled to receive cash distributions, when, as and if authorized by the Board and declared by the Fund, out of funds legally available therefor. The prospectus for any preferred shares will describe the distribution payment provisions for those shares. Any distributions so declared and payable will be paid to the extent permitted under applicable Maryland law and to the extent available and in preference to and priority over any distribution declared and payable on the Common Shares.

Limitations on Distributions

If the Fund has senior securities representing indebtedness outstanding, holders of Preferred Shares will not be entitled to receive any distributions from the Fund unless asset coverage (as defined in the 1940 Act) with respect to outstanding debt securities and preferred shares would be at least 200% after giving effect to such distributions. See “Leverage.”

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of any Preferred Shares, when and if authorized by the Board, would be entitled to receive a preferential liquidating distribution, before any distribution of assets is made to holders of Common Shares. Preferred Shares, if any, will rank junior to the Fund’s debt securities upon liquidation, dissolution or winding up.

Voting Rights

Except as otherwise indicated in the Declaration of Trust or Bylaws, or as otherwise required by applicable law, holders of any preferred shares may have voting rights, when and if authorized by the Board of Trustees.

The 1940 Act requires that the holders of any preferred shares, voting separately as a single class, have the right to elect at least two Trustees at all times. The remaining Trustees will be elected by holders of common shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares have the right to elect a majority of the Trustees at any time two years’ accumulated distributions on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of shares of any outstanding preferred shares, voting separately as a class, would be required to (1) adopt any plan of reorganization that would adversely affect the preferred shares, and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Fund’s subclassification as a closed-end investment company or changes in the Fund’s fundamental investment restrictions. See “Certain Provisions of The Fund’s Declaration of Trust and Bylaws.” As a result of these voting rights, the Fund’s ability to take any such actions may be impeded to the extent that any of the Fund’s preferred shares are outstanding.

The affirmative vote of the holders of a majority of any outstanding preferred shares (unless a higher vote is required by the rules of any stock exchange or automated quotation system on which the Fund’s preferred shares may be listed or traded), voting as a separate class, generally will be required to amend, alter or repeal any of the preferences, rights or powers of holders of preferred shares so as to affect materially and adversely such preferences, rights or powers. The class vote of holders of preferred shares described above will in each case be in addition to any other vote required to authorize the action in question.

Notes

The Fund does not currently have any notes outstanding.

The Amended and Restated Declaration of Trust authorizes the issuance of debt securities or notes, with rights as determined by the Board, by action of the Board. To the extent the Trustees authorize the issuance of any notes, the Trustees are also permitted to amend or supplement the Amended and Restated Declaration of Trust, as they deem appropriate. Any such amendment or supplement may set forth the rights, preferences, powers and privileges of such notes.

Under the 1940 Act, the Fund may only issue one class of senior securities representing indebtedness, which in the aggregate must have asset coverage immediately after the time of issuance of at least 300%. So long as notes are outstanding, additional debt securities must rank on a parity with notes with respect to the payment of interest and upon the distribution of the Fund’s assets.

A Prospectus Supplement relating to any notes will include specific terms relating to the offering. The terms to be stated in a Prospectus Supplement will include the following:

●	the form and title of the security;

●	the aggregate principal amount of the securities;

●	the interest rate of the securities;

●	whether the interest rate for the securities will be determined by auction or remarketing;

●	the maturity dates on which the principal of the securities will be payable;

●	the frequency with which auctions or remarketings, if any, will be held;

●	any changes to or additional events of default or covenants;

●	any minimum period prior to which the securities may not be called;

●	any optional or mandatory call or redemption provisions;

●	the credit rating of the notes;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance of the notes; and

●	any other terms of the securities.

The Prospectus Supplement will describe the interest payment provisions relating to notes. Interest on notes will be payable when due as described in the related Prospectus Supplement. If the Fund does not pay interest when due, it will trigger an event of default and the Fund will be restricted from declaring dividends and making other distributions with respect to its Common Shares and preferred shares.

Under the requirements of the 1940 Act, immediately after issuing any notes the value of the Fund’s total assets, less certain ordinary course liabilities, must equal or exceed 300% of the amount of the notes outstanding. Other types of borrowings also may result in the Fund being subject to similar covenants in credit agreements.

Additionally, the 1940 Act requires that the Fund prohibit the declaration of any dividend or distribution (other than a dividend or distribution paid in the Fund’s common or preferred shares or in options, warrants or rights to subscribe for or purchase the Fund’s common or preferred shares) in respect of the Fund’s common or preferred shares, or call for redemption, redeem, purchase or otherwise acquire for consideration any such fund common or preferred shares, unless the Fund’s notes have asset coverage of at least 300% (200% in the case of a dividend or distribution on preferred shares) after deducting the amount of such dividend, distribution, or acquisition price, as the case may be. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in the Fund being subject to similar covenants in credit agreements. Moreover, the Indenture related to the notes could contain provisions more restrictive than those required by the 1940 Act, and any such provisions would be described in the related Prospectus Supplement.

Upon the occurrence and continuance of an event of default, the holders of a majority in principal amount of a series of outstanding notes or the trustee will be able to declare the principal amount of that series of notes immediately due and payable upon written notice to the Fund. A default that relates only to one series of notes does not affect any other series and the holders of such other series of notes will not be entitled to receive notice of such a default under the Indenture. Upon an event of default relating to bankruptcy, insolvency or other similar laws, acceleration of maturity will occur automatically with respect to all series. At any time after a declaration of acceleration with respect to a series of notes has been made, and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding notes of that series, by written notice to the Fund and the trustee, may rescind and annul the declaration of acceleration and its consequences if all events of default with respect to that series of notes, other than the non-payment of the principal of that series of notes which has become due solely by such declaration of acceleration, have been cured or waived and other conditions have been met.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Fund or to the Fund’s creditors, as such, or to the Fund’s assets, or (b) any liquidation, dissolution or other winding up of the Fund, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Fund, then (after any payments with respect to any secured creditor of the Fund outstanding at such time) and in any such event the holders of notes shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all notes (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the notes, before the holders of any of the Fund’s common or preferred shares are entitled to receive any payment on account of any redemption proceeds, liquidation preference or dividends from such shares. The holders of notes shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Fund being subordinated to the payment of the notes, which may be payable or deliverable in respect of the notes in any such case, proceeding, dissolution, liquidation or other winding up event.

Unsecured creditors may include, without limitation, service providers including the Adviser, Custodian, administrator, auction agent, broker-dealers and the trustee, pursuant to the terms of various contracts with the Fund. Secured creditors may include without limitation parties entering into any interest rate swap, floor or cap transactions, or other similar transactions with the Fund that create liens, pledges, charges, security interests, security agreements or other encumbrances on the Fund’s assets.

A consolidation, reorganization or merger of the Fund with or into any other company, or a sale, lease or exchange of all or substantially all of the Fund’s assets in consideration for the issuance of equity securities of another company shall not be deemed to be a liquidation, dissolution or winding up of the Fund.

The notes have no voting rights, except as mentioned below and to the extent required by law or as otherwise provided in the Indenture relating to the acceleration of maturity upon the occurrence and continuance of an event of default. In connection with the notes or certain other borrowings (if any), the 1940 Act does in certain circumstances grant to the note holders or lenders certain voting rights. The 1940 Act requires that provision is made either (i) that, if on the last business day of each of twelve consecutive calendar months such notes shall have an asset coverage of less than 100%, the holders of such notes voting as a class shall be entitled to elect at least a majority of the members of the Fund’s Trustees, such voting right to continue until such notes shall have an asset coverage of 110% or more on the last business day of each of three consecutive calendar months, or (ii) that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. It is expected that, unless otherwise stated in the related Prospectus Supplement, provision will be made that, if on the last business day of each of twenty-four consecutive calendar months such notes shall have an asset coverage of less than 100%, an event of default shall be deemed to have occurred. These 1940 Act requirements do not apply to any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed; however, any such borrowings may result in the Fund being subject to similar covenants in credit agreements. As reflected above, the Indenture relating to the notes may also grant to the note holders voting rights relating to the acceleration of maturity upon the occurrence and continuance of an event of default, and any such rights would be described in the related Prospectus Supplement.

Description of Subscription Rights

The Fund may issue subscription rights to holders of Common Shares to purchase Common Shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to holders of Common Shares, the Fund would distribute certificates evidencing the subscription rights and a Prospectus Supplement to the Fund’s common shareholders as of the record date that the Fund sets for determining the shareholders eligible to receive subscription rights in such subscription rights offering. For complete terms of the subscription rights, please refer to the actual terms of such subscription rights which will be set forth in the subscription rights agreement relating to such subscription rights and described in the Prospectus Supplement.

The applicable Prospectus Supplement, which would accompany this Prospectus, would describe the following terms of subscription rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open (which will be open a minimum number of days such that all record holders would be eligible to participate in the offering and will not be open longer than 120 days);

●	the title of such subscription rights;

●	the exercise price for such subscription rights (or method of calculation thereof);

●	the number of such subscription rights issued in respect of each share;

●	the number of rights required to purchase a single share;

●	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	any termination right the Fund may have in connection with such subscription rights offering;

●	the expected trading market, if any, for rights; and

●	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Right

Each subscription right would entitle the holder of the subscription right to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in the Prospectus Supplement relating to the subscription rights offered thereby. Subscription rights would be exercisable at any time up to the close of business on the expiration date for such subscription rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Upon expiration of the rights offering and the receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the Prospectus Supplement, the Fund would issue, as soon as practicable, the shares purchased as a result of such exercise. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Transferable Rights Offering

Subscription rights issued by the Fund may be transferrable. The distribution to shareholders of transferable rights, which may themselves have intrinsic value, also will afford non-participating shareholders the potential of receiving cash payment upon the sale of the rights, receipt of which may be viewed as partial compensation for any dilution of their interests that may occur as a result of the rights offering. In a transferrable rights offering, management of the Fund will use its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights. However, there can be no assurance that a market for transferable rights will develop or, if such a market does develop, what the price of the transferable rights will be. In a transferrable rights offering to purchase Common Shares at a price below NAV, the subscription ratio will not be less than 1-for-3, that is the holders of Common Shares of record on the record date of the rights offering will receive one right for each outstanding Common Share owned on the record date and the rights will entitle their holders to purchase one new Common Share for every three rights held (provided that any Common Shareholder who owns fewer than three Common Shares as of the record date may subscribe for one full Common Share). Assuming the exercise of all rights, such a rights offering would result in an approximately 33 1⁄3% increase in the Fund’s Common Shares outstanding.

Additional Information on the Transferability of Rights.  The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase Common Shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional Rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

Repurchase Agreements, Reverse Repurchase Agreements and Derivatives

The Fund may engage in repurchase agreements with broker-dealers, banks and other financial institutions to earn incremental income on temporarily available cash which would otherwise be uninvested. A repurchase agreement is a short-term investment in which the purchaser (i.e., the Fund) acquires ownership of a security and the seller agrees to repurchase the obligation at a future time and set price, thereby determining the yield during the holding period. Repurchase agreements involve certain risks in the event of default by the other party. The Fund may enter into repurchase agreements with broker-dealers, banks and other financial institutions deemed to be creditworthy.

Repurchase agreements are required to be fully collateralized by the underlying securities and are considered to be loans under the 1940 Act. The Fund pays for such securities only upon physical delivery or evidence of book entry transfer to the account of a custodian or bank acting as agent. The seller under a repurchase agreement will be required to maintain the value of the underlying collateral securities marked-to-market daily at not less than the repurchase price. The underlying securities (normally securities of the U.S. government and its agencies or instrumentalities) may have maturity dates exceeding one (1) year.

The Fund may borrow through entering into reverse repurchase agreements under which the Fund sells portfolio investments to financial institutions such as banks and broker-dealers and generally agrees to repurchase them at a mutually agreed future date and price. Generally, the effect of a reverse repurchase agreement is that, during the term of the agreement, the Fund can obtain and reinvest all or most of the cash value of the portfolio investment it sold under the agreement and still be entitled to the returns associated with such portfolio investment—thereby resulting in a transaction similar to a borrowing and giving rise to leverage for the Fund. The Fund may utilize reverse repurchase agreements when it is anticipated that the interest income to be earned from the investment of the proceeds of the transaction is greater than the interest expense of the transaction.

In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

The Fund may enter into other transactions that may give rise to a form of leverage including, among others, swaps, futures and forward contracts, options and other derivative transactions. However, these transactions may represent a form of economic leverage and will create risks. Further, the Fund may incur losses on such transactions (including the entire amount of the Fund’s investment in such transaction) even if they are covered.

Investing in derivatives can involve leverage risk, liquidity risk, counterparty risk, market risk and operational/legal risk. The Fund may utilize options, forward contracts, futures contracts and options on futures contracts. These instruments involve risks, including the imperfect correlation between the value of such instruments and the underlying assets, the possible default by the counterparty to the transaction (i.e., counterparty risk), illiquidity of the derivative instrument and, to the extent the prediction as to certain market movements is incorrect, the risk that the use of such instruments could result in losses greater than if they had not been used. In addition, transactions in such instruments may involve commissions and other costs, which may increase the Fund’s expenses and reduce its return. Amounts paid as premiums and cash or other assets held in margin accounts with respect to such instruments are not otherwise available to the Fund for investment purposes.

Further, the use of such instruments by the Fund could create the possibility that losses on the instrument would be greater than gains in the value of the Fund’s position. In addition, futures and options markets could be illiquid in some circumstances, and certain over-the-counter options could have no markets. As a result, in certain markets, the Fund might not be able to close out a position without incurring substantial losses. Such transactions should tend to minimize the risk of loss due to a decline in the value of the hedged position and, at the same time, limit any potential gain to the Fund that might result from an increase in value of the position. In addition, the daily variation margin requirements for futures contracts create a greater ongoing potential financial risk than would purchases of call options, in which case the market exposure is limited to the cost of the initial premium and transaction costs. Losses resulting from the use of hedging will reduce the NAV of the Fund’s securities, and possibly income, and the losses can be greater than if hedging had not been used. Forward contracts may limit gains on portfolio securities that could otherwise be realized had they not been utilized and could result in losses. The contracts may also increase the Fund’s volatility and may involve a significant amount of risk relative to the investment of cash. The use of put and call options may result in losses to the Fund, force the sale of portfolio securities at inopportune times or for prices other than at current market values, limit the amount of appreciation the Fund can realize on its investments or cause the Fund to hold a security it might otherwise sell. The Fund will be subject to credit risk with respect to the counterparties to any transactions in options, forward contracts, futures contracts or options on futures contracts. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in bankruptcy or other reorganization proceeding. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

When conducted outside the United States, transactions in options, forward contracts, futures contracts or options on futures contracts may not be regulated as rigorously as in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities, currencies and other instruments. The value of such positions also could be adversely affected by: (i) other complex foreign political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lower trading volume and liquidity.

Rule 18f-4 under the 1940 Act governs a registered investment company’s use of derivatives, short sales, reverse repurchase agreements, and certain other instruments. Under Rule 18f-4, a fund’s derivatives exposure is limited through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. However, subject to certain conditions, funds that do not invest heavily in derivatives may be deemed limited derivatives users and would not be subject to the full requirements of Rule 18f-4. Under the rule, when a fund trades reverse repurchase agreements or similar financing transactions, including certain tender option bonds, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio or treat all such transactions as derivatives transactions. In addition, under the rule, the fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). A fund may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as a fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, under the rule, a fund is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if a fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due. These requirements may limit the ability of a fund to use derivatives, and reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of a fund’s investments and cost of doing business, which could adversely affect investors. The Fund’s implementation of Rule 18-4 is limited by its fundamental investment restrictions.

Certain Provisions of the Fund’s Declaration of Trust and Bylaws

The Amended and Restated Declaration of Trust and Bylaws include provisions that could delay, defer or prevent other entities or persons from acquiring control of the Fund, causing the Fund to engage in certain transactions or modifying the Fund’s structure. Furthermore, these provisions may have the effect of depriving shareholders of the opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of the Fund. These provisions, which are summarized below, may be regarded as “anti-takeover” provisions.

In addition, with respect to provisions in the Fund’s Bylaws relating to actions by shareholders, described below, shareholders should be aware that they cannot waive their rights under the federal securities laws. The exclusive forum provisions in the Fund’s Bylaws, described below, may increase costs for a shareholder to bring a claim and may discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable. Further, the enforceability of an exclusive forum provision is questionable.

Classification of the Board; Election of Trustees

The Fund’s Amended and Restated Declaration of Trust provides that the Fund’s trustees are designated as Trustees, and that the Fund’s business and affairs are managed under the direction of the Board of Trustees.

The Fund’s Amended and Restated Declaration of Trust provides that the number of Trustees may be established only by a majority of the Board then in office pursuant to the Bylaws. The Bylaws provide that the number of Trustees may not be greater than nine or less than one. Subject to any applicable limitations of the 1940 Act, and subject to any preferential rights of a class or series of preferred shares, any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, only by a majority of the remaining Trustees, even if those remaining Trustees do not constitute a quorum and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. Pursuant to the Amended and Restated Declaration of Trust, on the first day the Fund has more than one shareholder of record, the Board is divided into three classes: Class I, Class II and Class III. Upon the expiration of their current terms, Trustees of each class will be elected to serve until the third annual meeting following their election and until their successors are duly elected and qualify. Each year only one class of Trustees will be elected by the shareholders. The classification of the Board should help to assure the continuity and stability of the Fund’s strategies and policies as determined by the Board.

The classified Board provision could have the effect of making the replacement of incumbent Trustees more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, generally will be required to effect a change in a majority of the Board. Thus, the classified Board provision could increase the likelihood that incumbent Trustees will retain their positions. The staggered terms of Trustees may delay, defer or prevent a change in control of the Fund, even though a change in control might be in the best interests of the shareholders.

Removal of Trustees

The Fund’s Amended and Restated Declaration of Trust provides that, subject to the rights of holders of one or more classes of preferred shares, if any, a Trustee may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees. This provision, when coupled with the provisions in the Declaration of Trust and Bylaws authorizing only the Board of Trustees to fill vacancies, precludes shareholders from removing incumbent Trustees, except for cause and by a substantial affirmative vote, and filling the vacancies created by the removal with nominees of shareholders.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws

Subject to certain exceptions described below, the Fund’s Amended and Restated Declaration of Trust provides for approval of amendments to the Amended and Restated Declaration of Trust by the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter. The Amended and Restated Declaration of Trust also provides that (1) the Fund’s liquidation or dissolution, or any merger, conversion, consolidation, share exchange or sale or exchange of all or substantially all of its assets that would require the approval of the shareholders of a Maryland corporation under the Maryland General Corporation Law; (2) certain transactions between the Fund and any person or group of persons acting together, and any person controlling, controlled by or under common control with any such person or member of such group, that may exercise or direct the exercise of 10% or more of the Fund’s voting power in the election of Trustees; (3) any amendment to the Amended and Restated Declaration of Trust converting the Fund from a closed-end investment company to an open-end investment company or otherwise make the common shares a redeemable security and (4) any amendment to certain provisions of the Amended and Restated Declaration of Trust, including the provisions relating to the number, qualifications, certain other duties specified in the Amended and Restated Declaration of Trust, classification, election and removal of Trustees, requires the approval of the shareholders entitled to cast at least 80% of the votes entitled to be cast on such matter. If such a proposal is approved by at least two-thirds of the Continuing Trustees (defined below), in addition to approval by the full Board, such proposal may be approved by the affirmative vote of the shareholders entitled to cast a majority of the votes entitled to be cast on such matter or, in the case of transactions described in (2) above or any merger, conversion, consolidation, share exchange or sale or exchange of all or substantially all of the Fund’s assets, no shareholder approval is required, unless expressly required by the Amended and Restated Declaration of Trust or the 1940 Act. The “Continuing Trustees” are defined in the Amended and Restated Declaration of Trust as (1) the current Trustees that were serving at the time of closing of the initial public offering by the Fund of common shares (“Initial Trustees”); (2) those Trustees whose nomination for election by the shareholders or whose election by the Board to fill vacancies is approved by a majority of Initial Trustees on the Board at the time of the nomination or election, as applicable or (3) any successor Trustees whose nomination for election by the shareholders or whose election by the Trustees to fill vacancies is approved by a majority of the Continuing Trustees or successor Continuing Trustees then in office. This provision could make it more difficult for certain extraordinary transactions to be approved if they are opposed by the Continuing Trustees and discourage proxy contests for control of the Board by persons wishing to cause such transactions to take place.

Notwithstanding the foregoing vote requirements, the Fund’s Amended and Restated Declaration of Trust provides that adoption of a plan of liquidation or the dissolution and liquidation of the Fund does not require shareholder approval.

Subject to certain exceptions described above and as otherwise provided in the Fund’s Amended and Restated Declaration of Trust or in the terms of any series or class of shares of beneficial interest, a majority of the entire Board, with the vote of a majority of the Continuing Trustees, may amend the Declaration of Trust without any action by the shareholder. The Amended and Restated Declaration of Trust and Bylaws provide that the Board has the exclusive power to make, alter, amend or repeal any provision of the Fund’s Bylaws.

Advance Notice of Trustee Nominations and New Business

The Bylaws of the Fund provide that, with respect to an annual meeting of shareholders, nominations of persons for election to the Board and the proposal of other business to be considered by shareholders may be made only (1) by or at the direction of the Board, or (2) by a shareholder who was a shareholder of record from the time such shareholder gives notice to the time of the annual meeting who is entitled to vote at the annual meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of shareholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board, or (2) provided that the Board has determined that Trustees shall be elected at such special meeting, by a shareholder who was a shareholders of record from the time the shareholder gives notice to the time of the special meeting who is entitled to vote at the special meeting and who has complied with the advance notice provisions of the Bylaws.

Shareholder-Requested Special Meetings

The Fund’s Bylaws provide that special meetings of shareholders may be called by the Board and certain of the Fund’s officers. In addition, the Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the Fund’s secretary upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Action by Shareholders

Under the Fund’s Amended and Restated Declaration of Trust and Bylaws, shareholder action can be taken only at an annual or special meeting of shareholders. In addition, the Fund’s Amended and Restated Declaration of Trust prohibits derivative actions on behalf of the Trust by any person who is not a Trustee or shareholder of the Trust, except that such provision does not apply to any claims asserted under the US federal securities laws including, without limitation, the 1940 Act.

Exclusive Forum

The Fund’s Bylaws provide that, unless the Fund consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Fund, (b) any action asserting a claim of breach of any duty owed by any Trustee, officer or employee of the Fund to the Fund or to the shareholders of the Fund, (c) any action asserting a claim against the Fund or any Trustee, officer or employee of the Fund arising pursuant to any provision of the Trust Act, the Amended and Restated Declaration of Trust or the Bylaws, or (d) any other action asserting a claim against the Fund or any Trustee, officer or employee of the Fund that is governed by the internal affairs doctrine. This exclusive forum provision does not apply to any claim under the US federal securities laws.

CONVERSION TO OPEN-END FUND

The Fund may be converted to an open-end management investment company at any time if approved by a majority of the Trustees then in office, by the holders of not less than 75% of the Trust’s outstanding Shares entitled to vote thereon and by such vote or votes of the holders of any class or classes or series of Shares as may be required by the 1940 Act. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment companies unless significant changes in portfolio holdings, which might be difficult and could involve losses, and investment policies are made. Conversion of the Fund to an open-end management investment company also would require the redemption of any outstanding preferred shares and could require the repayment of borrowings, which would reduce the leveraged capital structure of the Fund with respect to the Common Shares. In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. The Board believes the closed-end structure is desirable, given the Fund’s investment objective and policies. Common shareholders of an open-end management investment company can require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. If converted to an open-end fund, the Fund expects to pay all redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end fund, it is likely that new Common Shares would be sold at NAV plus a sales load.

PLAN OF DISTRIBUTION

The Fund may offer up to $300,000,000 in aggregate initial offering price of Common Shares, Preferred Shares, Notes or Rights from time to time under this Prospectus and any related Prospectus Supplement (1) directly to one or more purchasers, including existing shareholders in a Rights offering; (2) through agents; (3) through underwriters; (4) through dealers; or (5) pursuant to the Fund’s dividend reinvestment and optional cash purchase plan. Each Prospectus Supplement relating to an offering of securities will state the terms of the offering, including:

●	the names of any agents, underwriters or dealers;
●	any sales loads or other items constituting underwriters’ compensation;
●	any discounts, commissions, or fees allowed or paid to dealers or agents;
●	the public offering or purchase price of the offered Securities and the net proceeds the Fund will receive from the sale; and
●	any securities exchange on which the offered Securities may be listed

Direct Sales

The Fund may sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer Securities through agents that the Fund may designate. The Fund will name any agent involved in the offer and sale and describe any commissions payable by the Fund in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, the agents will be acting on a best-efforts basis for the period of their appointment.

By Underwriters

The Fund may offer and sell Securities from time to time to one or more underwriters who would purchase the Securities as principal for resale to the public, either on a firm commitment or best-efforts basis. If the Fund sells Securities to underwriters, the Fund will execute an underwriting agreement with them at the time of the sale and will name them in the Prospectus Supplement. In connection with these sales, the underwriters may be deemed to have received compensation from the Fund in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of Securities for whom they may act as agent. Unless otherwise stated in the Prospectus Supplement, the underwriters will not be obligated to purchase the Securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the Securities, they will be required to purchase all of the offered Securities. The underwriters may sell the offered Securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the Prospectus Supplement.

General Information

Agents, underwriters, or dealers participating in an offering of Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Fund may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

●	An overallotment in connection with an offering creates a short position in the common stock for the underwriter’s own account.
●	An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.
●	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.
●	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member is purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Any underwriters to whom the offered Securities are sold for offering and sale may make a market in the offered Securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that there will be a liquid trading market for the offered Securities.

Under agreements entered into with the Fund, underwriters and agents may be entitled to indemnification by the Fund and the Adviser against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with the Fund in the ordinary course of business.

Pursuant to a requirement of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the maximum compensation to be received by any FINRA member or independent broker-dealer in connection with an offering of the Fund’s securities may not be greater than eight percent (8%) of the gross proceeds received by the Fund for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of portfolio transactions on behalf of the Fund after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

CUSTODIAN, DIVIDEND PAYING AGENT, TRANSFER AGENT AND REGISTRAR

State Street serves as Custodian for the Fund. The Custodian holds cash, securities, and other assets of the Fund as required by the 1940 Act and also provides certain Fund accounting services. Custody and accounting fees are payable monthly based on assets held in custody, investment purchases and sales activity and other factors, plus reimbursement for certain out of pocket expenses. The principal business address of State Street is 1776 Heritage Drive, North Quincy, Massachusetts 02171. Computershare Trust Company, N.A., P.O. Box 43006, Providence, RI 02940-3078, acts as the Fund’s dividend paying agent, transfer agent and the registrar for the Fund’s Common Shares.

LEGAL OPINIONS

Certain legal matters in connection with the Common Shares will be passed on for the Fund by Dechert LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of and for the fiscal year ended September 30, 2025 incorporated by reference in the SAI have been so incorporated in reliance on the report of KPMG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The unaudited financial statements for the fiscal period ended March 31, 2026 are incorporated in this Prospectus by reference to the Fund’s Semi-Annual Report. The principal place of business of KPMG is located at 191 West Nationwide Blvd., Ste. 500, Columbus, OH, 43215. KPMG provides audit services and consultation with respect to the preparation of filings with the SEC.

ADDITIONAL INFORMATION

This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the SAI, dated September 15, 2026, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The SAI and the Fund’s annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at 1900 Market Street, Suite 200, Philadelphia, PA 19103, by calling Investor Relations toll-free at 1-800-522-5465 or by visiting the Fund’s website at www.aberdeenasgi.com. Investors may request the Fund’s SAI, annual and semi-annual reports and other information about the Fund or make Shareholder inquiries by calling Investor Relations toll-free at 1-800-522-5465 or by visiting www.aberdeenasgi.com. In addition, the contact information provided above may be used to request additional information about the Fund and to make Shareholder inquiries. The SAI, other material incorporated by reference into this prospectus and other information about the Fund is also available on the SEC’s website at https://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

10,545,755 Common Shares

abrdn Global Infrastructure Income Fund

Issuable Upon Exercise of Transferable Rights to

Subscribe for Common Shares

PROSPECTUS
SUPPLEMENT